Exhibit 99.1


                            ASSET PURCHASE AGREEMENT


     AGREEMENT ("Agreement"), made as of the 4thst day of April, 2006, by and among J&J Acquisition Corp., a Michigan corporation with offices at 2420 Wills Street, Marysville, Michigan 48040 ("Purchaser"), J & J Tube, Inc., a Kentucky corporation and its affiliated and related steel tubing manufacturing companies and/or divisions (collectively, "Seller") with an office at 266 Decatur Road, Dunnville, KY 42528, Ken Jimerson, an individual residing at 312 Decatur Road, Dunnville, KY 42528, and Kevin Jimerson, an individual residing at 455 Mount Olive Road, Russell Springs, KY 42642 (the "Shareholders"). Seller, Purchaser and the Shareholders are sometimes referred to herein as a "Party" or, collectively, the "Parties."

                                    RECITALS

     Seller is engaged in the manufacture of mechanical tubing products (the "Business").

     Seller desires to sell to Purchaser substantially all of the assets of Seller relating to the Business in accordance with the terms and conditions set forth in this Agreement;

     Purchaser desires to purchase from Seller such assets in accordance with the terms and conditions set forth in this Agreement;

     NOW, THEREFORE, in consideration of the promises and of the mutual agreements, covenants, representations and warranties hereinafter contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:


                                   ARTICLE 1
             PURCHASE AND SALE OF ASSETS; ASSUMPTION OF LIABILITIES

     1.1 Purchase and Sale of Assets. Subject to and upon the terms and conditions set forth in this Agreement, Seller shall, on the Closing Date (as hereinafter defined) sell, assign, transfer, convey and deliver to Purchaser and Purchaser shall purchase from Seller, at the Closing (as hereinafter defined), the properties, assets, and used in the operation of the Business, wherever located and whether or not reflected on the books and records of Seller (all of such assets, properties, rights and business being hereinafter sometimes collectively referred to as "Acquired Assets") including, without limitation, the following:

     (a)  the  furniture,   fixtures,  equipment,   vehicles,  signs,  leasehold
improvements and other tangible personal property of the Business;

     (b) the agreements related to the Business which Purchaser desires to assume (the "Transferred Agreements"), and any and all prepayments, deposits and similar assets associated with the Transferred Agreements;

     (c) the intellectual property related to, derived from or used in the operation of the Business (the "Intellectual Property"), including, without limitation, patents, patent applications, trade secrets, know how, trade names, trademarks, service names, service marks, copyrights, private labels, logos or designs, whether registered or not, derived from or used in connection with the Business;

     (d) the accounts receivable of the Business other than those ("Rejected Receivables") rejected under Section 2.1(f)(i) (the "Transferred Receivables");

     (e) the books, records and documents of Seller derived from or used in the operation of the Business, including, without limitation, all customer lists, supplier lists, price lists, telephone numbers and listings, advertising materials, business files, financial data, and similar books and records related to the Business;

     (f)  the  permits,   licenses,   orders,  consents  and  approvals  of  any
governmental or regulatory authority or other entity related to the operation of the Business;

     (g) the inventories and supplies used in connection with the Business;

     (h) the existing and prospective business relationships, reputation, and other intangibles which may be characterized as "good will" or "going concern value" of the Business; and

     (i) all other properties, assets, rights and business related to the Business, owned or held by Seller on the Closing Date.

     1.2 Employees Purchaser shall have the exclusive right, but not the obligation prior to the Closing, to offer employment to the employees of the Business.

     1.3 Lease of Real Property. Purchaser and Seller shall enter into a lease (the "Lease") with respect to 266 Decatur Road, Dunneville, KY (the "Premises") in substantially the form annexed hereto as Exhibit A.

     1.4 Excluded Assets. The term "Acquired Assets" shall not include (i) the corporate seals, minute books, stock books, tax returns, books of account and other records having to do with the formation and organization of Seller; (ii) the rights which accrue to Seller under this Agreement; (iii) all of Seller's rights, claims, credits, causes of action, rights of recovery, and rights of set-off against any person arising out of or relating to the Excluded Liabilities (as hereinafter defined); (iv) all of Seller's right, title and interest in and to the Premises except for Purchaser's interest in the Lease and
(v) the Rejected Receivables.

     1.5 Assumed Liabilities. Purchaser shall assume all of Seller's liabilities for trade debt incurred in the ordinary course of the Business and other ordinary course liabilities of Seller which are less than sixty-one (61) days old as of the Closing Date and which are specified in writing at the time of Closing (collectively, the "Assumed Liabilities"). Purchaser shall not assume any other liabilities of Seller of any description whatsoever, including, without limitation, liabilities owed to banks or other financial institutions, mortgages or any other liability associated with Seller's real property, excluded assets or liabilities to the Shareholders or any affiliates, or any other debt outside the ordinary course of business (collectively the "Excluded Liabilities").


                                   ARTICLE 2
                       PURCHASE PRICE AND TERMS OF PAYMENT

     2.1 The purchase price (the "Purchase Price") for the Acquired Assets is the sum of Five Million ($5,000,000) Dollars subject to adjustment as provided herein. The payment of the Purchase Price shall be made as follows:

     (a) Purchaser will assume the Assumed Liabilities, to be valued at the face amount thereof; plus

     (b) Purchaser will issue to Seller a five-year, Five Hundred Thousand ($500,000) Dollar promissory note (the "Interest Note") with interest only payments and a principal payment at the maturity of the note in the form of Exhibit B hereto; plus

     (c) Purchaser will issue to Seller a five-year, Five Hundred Thousand ($500,000) Dollar promissory note (the "Principal Note") with principal and interest payments on a five year amortization in the form of Exhibit C hereto; plus

     (d) Purchaser will issue to the Company Five Hundred Thousand ($500,000) Dollar in common shares ("Tarpon Shares"), of Purchaser's parent, Tarpon Industries, Inc, a Michigan corporation ("Tarpon") based on the average closing price for the twenty (20) trading days ending two trading days prior to Closing provided (i) the value shall not be greater than $3.50 or less than $2.75 per share and (ii) that Purchaser may substitute cash for some or all of such $500,000; plus

     (e) Purchaser will pay Seller the balance of the Purchase Price (less the amount of (a) and less $1,500,000 on account of (b), (c) and (d)) after giving effect to the Adjustment, if any (as defined below), by wire transfer of immediately available funds to an account designated by Seller at least two business days prior to the Closing Date.

     (f) At the Closing, the Purchase Price will be reduced (the "Adjustment") dollar for dollar, for the difference, if any between (A) the value of the Acquired Assets at Closing less the Assumed Liabilities (the "Closing Net Asset Value") and (B) $2,650,000. The Closing Net Asset Value will be: (i) the face amount of the accounts receivable which are less than sixty one (61) days old net of any discounts or reserves and less Rejected Receivables as determined by Purchaser, not to exceed $200,000 in the aggregate; plus (ii) the value of the capital equipment, which is to be fixed at Six Hundred Twenty Five Thousand ($625,000) Dollars, plus the cost of any additions and less the fair market value of any dispositions, since December 31, 2005; plus, (iii) the fair market value of inventory at Closing as agreed to by the Parties (based upon a physical inventory completed not more than two business days prior to Closing, which Purchaser will observe); less (iv) the amount of Assumed Liabilities. Detailed documentation relating to the Adjustment ("Adjustment Documentation") shall be provided by Seller at the Closing and shall be deemed a representation of Seller hereunder.

     2.2 Payment of Sales and Transfer Taxes. Seller shall pay any and all sales, use or other transfer taxes payable by reason of the transfer and conveyance of the Acquired Assets. The Parties will prepare and deliver and if necessary file at or before Closing all transfer tax returns and other filings necessary to vest in Purchaser full right, title and interest in the Acquired Assets and to comply with applicable reporting obligations.

     2.3 Allocation of Purchase Price. The Parties agree that the Purchase Price shall be allocated among the Acquired Assets as set forth on Schedule 2.3 hereof. Seller and Purchaser each hereby covenant and agree that it will not take a position on any income tax return, before any governmental agency charged with the allocation of any income tax, or in any judicial proceeding that is in any way inconsistent with Schedule 2.3.


                                    ARTICLE 3
                                     CLOSING

     The closing of the transactions hereunder (the "Closing") shall take place on or about the 1st day of July, 2006, at the office of Seller's counsel in Russell Springs, KY, or at such other date, time and location as are mutually acceptable to the Parties. The day on which the Closing actually takes place is herein sometimes referred to as the "Closing Date."


                                   ARTICLE 4
          REPRESENTATIONS AND WARRANTIES OF SELLER AND THE SHAREHOLDERS

     In order to induce Purchaser to enter into this Agreement, Seller and the Shareholders, jointly and severally represent and warrant to Purchaser as follows which shall be deemed made again as of the Closing Date (the schedules noted herein shall be delivered with 10 days after the date hereof; other than
Schedule 14.4, which has been delivered):

     4.1 Organization; Powers; Good Standing. Seller is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation. Seller has all requisite power and authority to own, operate and lease its properties and to carry on the Business as now being conducted. Seller has not failed to qualify in any jurisdiction in which the property owned, leased or operated by it or the nature of the Business conducted by it makes such qualification necessary, except for any state wherein the failure to be so qualified will not have a material adverse effect on the Acquired Assets or the obligations of Seller under this Agreement.

     4.2 Authority; Binding Obligation. Seller and the Shareholders have full legal right, power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement. The execution, delivery and performance of this Agreement by Seller and the Shareholders have been duly and effectively authorized by all necessary action on the part of Seller and the
Shareholders. This Agreement has been duly executed by Seller and the Shareholders and is a valid, legally binding and enforceable obligation of Seller and the Shareholders.

     4.3 No Violation. The execution, delivery and performance of this Agreement by Seller and the Shareholders and the and the consummation of the transactions contemplated by this Agreement will not (i) require the consent, approval or authorization of any other individual, corporation, partnership, limited liability company, trust, joint venture or other entity or public authority (collectively referred to herein as a "Person"); (ii) violate or contravene the organizational certificates, documents and agreements, as amended to date, of Seller, (iii) violate or contravene any law, statute, rule, regulation, order, judgment or decree to which Seller; the Shareholders the Acquired Assets and/or the Business is subject, (iv) conflict with or result in a breach of or constitute a default under any contract, agreement, instrument or other document to which Seller and/or the Shareholders is a party or by which Seller and/or the Shareholders or any of their assets or properties are bound or subject, or (v) result in the creation of any Encumbrance (as hereinafter defined) upon the Acquired Assets or the Business.

     4.4 Tax Matters.

     (a) Seller has duly and timely filed, or will so file when due, with the United States, and other appropriate governmental authorities all Tax Returns (as hereinafter defined) and reports required to be filed in connection with the Business (including Tax Returns relating to the payment of the Purchase Price) and all such Tax Returns were or will be true, correct and complete when filed. All Taxes (as hereinafter defined) of Seller required to be paid in connection with the Business or the Acquired Assets, which have become, will become or are due, and any assessments received by Seller regarding any period through or ended prior to the Closing Date (including any Taxes due as a result of its receipt of the Purchase Price) have been timely paid (or will be duly and timely paid and adequate reserves have been made therefor), whether or not reflected on a Tax Return, except for Taxes that are being contested by Seller in good faith by appropriate proceedings and for which adequate reserves have been made. No notice of a claim, audit or pending investigation has been received by Seller in connection with the Business or the Acquired Assets, or has been threatened, by any federal, state, local, foreign or other jurisdiction with respect to Taxes. In connection with the Business, Seller has properly withheld and timely paid to the proper governmental authority when due, all Taxes required to be withheld and paid. All Forms W-2 and 1099 required to be filed by Seller with respect to the Business have been timely and properly filed, and Taxes withheld have been timely paid.

     (b) No waivers or comparable consents regarding the application of the statute of limitations with respect to any Taxes or Tax Returns have been executed by Seller in connection with the Business or the Acquired Assets.

     (c) In connection with the Business or the Acquired Assets, no claim has ever been made by an authority in a jurisdiction where Seller has not filed Tax Returns that Seller is or may be subject to taxation by that jurisdiction.

     (d) Seller is not a "Foreign Person" within the meaning of Section 1445(a) of the Code.

     (e) There are no Encumbrances for Taxes upon any of the Acquired Assets.

     (f) "Tax" or "Taxes" means all taxes, assessments, charges, duties, fees, levies, imposts or other governmental charges, including all federal, state, local foreign and other income, environmental, add-on, minimum, franchise, profits, capital gains, capital stock, capital structure, transfer, sales, gross receipt, use, ad valorem, service, service use, lease, recording, customs, occupation, property, excise, gift, severance, windfall profits, premium, stamp, license, payroll, social security, employment, unemployment, disability, value-added, withholding, and other taxes, assessments, charges, duties, fees, levies, imposts or other governmental charges of any kind whatsoever (whether payable directly or by withholding and whether or not requiring the filing of a return) and all estimated taxes, deficiency assessments, additions to tax, additional amounts imposed by an governmental authority (domestic or foreign), penalties, fines and interest, and shall include any liability for such amounts as a result either of being a member of a combined, consolidated, unitary or affiliated group or of a contractual obligation to indemnify any person, regardless of whether disputed; and "Tax Return" means any return, report, declaration, information return, filing or other document (including any amendments thereto or related or supporting information) filed or required to be filed with respect to Taxes.

     4.5 Title to Properties; Absence of Liens and Encumbrances.

     (a) Seller is the sole owner of the Acquired Assets, and no other party has any right, title or interest in, or to acquire, any interest in the Acquired Assets. The Acquired Assets are in good working order, reasonable wear and tear excepted, and are suitable for the use for which they are intended in all material respects and are free and clear of all Encumbrances.(b) The bill of sale and the deeds, endorsements, assignments and other instruments executed and delivered by Seller to Purchaser at the Closing will be valid and binding obligations of Seller, enforceable in accordance with their respective terms, and will effectively vest in Purchaser good, valid and marketable title to, and ownership of, all of the Acquired Assets, free and clear of any and all liens, charges, security interests, options, claims, mortgages, pledges, proxies, voting trusts or agreements, obligations, understandings or arrangements or other restrictions on title or transfer of any nature whatsoever ("Encumbrances").

     4.6 Litigation. There are no actions, suits or proceedings relating to the Business or the Acquired Assets pending or to Seller's knowledge, threatened against or affecting the Business or the Acquired Assets at law or in equity, or before or by any Federal, state, municipal or other governmental or nongovernmental department, commission, board, bureau, agency or instrumentality, United States or foreign, which if adversely determined would have an adverse effect on the Business, the Acquired Assets or on Seller's obligations under this Agreement.

     4.7 Labor Matters. There are no (i) unfair labor practice charges or complaints, arbitrations, material grievances, labor disputes, strikes, lockouts, slowdowns, work stoppages or other labor controversies pending or to Seller's knowledge, threatened against or affecting Seller, the Acquired Assets or the Business; (ii) labor agreements, collective bargaining agreements or any other labor-related agreements or arrangements with any labor union or labor organization that pertain to any of the employees of the Business; (iii) employees of the Business that are represented by any labor organization with respect to their employment with Seller or work in the Business; and (iv) pending, or to the knowledge of Seller, threatened labor union organizing drives or demands for recognition or certification, representation or certification proceedings or petitions seeking a representation election with respect to the employees of the Business.

     4.8 Patents; Trademarks. Seller has all patents, trademarks, trade names, copyrights, registrations or applications that are necessary for the operation of the Business or the use of the Acquired Assets. Seller is not a licensor or licensee of any patents, trademarks, trade names, copyrights or registrations or applications pertaining to the Acquired Assets.

     4.9 Plant and Equipment. The Premises, and equipment, machinery and parts that constitute a portion of the Acquired Assets are structurally sound with no known defects and are in good operating condition and repair and are adequate for the uses to which they are being put. None of the Premises, equipment, machinery or parts are in need of maintenance or repairs except for ordinary, routine maintenance and repairs which are not material in nature or cost. The roof of the Premises is watertight and in good repair and condition. Seller has not received notification that it is in violation of any applicable building, zoning, health or other law, ordinance or regulation in respect of its operations or the Premises.

     4.10 Inventory. The inventory of Seller included in the Acquired Assets (the "Inventory"): (i) consists of parts, equipment, and other goods associated with the Business, all of which are usable or salable within periods of time and to the extent consistent with Seller's past experience, and (ii) is fit and sufficient for the purpose for which they were procured or manufactured and is not excessive in kind or amount in light of Seller's customary operation of the Business, and the inventory is maintained at levels suitable to meet the customary requirements of the Business.

     4.11 Permits and Licenses. Seller has all permits and licenses constituting a material entitlement or otherwise material to the operation of the Business and the use of the Acquired Assets (collectively the "Governmental Permits") owned, issued to or held by Seller as of the date of this Agreement. The Governmental Permits are all of the permits and licenses necessary for the operation of the Business as presently constituted and are valid and in full force and effect; no violations are or have been recorded in respect of any Governmental Permit; no proceeding is pending or threatened to revoke or limit any Permit; and none of the rights under any such Permit will be subject to termination or modification as a result of the consummation of the transactions contemplated hereby.

     4.12 Compliance with Law. The Business is in compliance in all material respects with all Federal, state and local laws, regulations, orders, judgments and decrees applicable to the Business and the Acquired Assets except for such minor noncompliance which did not and do not materially adversely affect the Business or the Acquired Assets.

     4.13 Agreements. All agreements, contracts and commitments relating to the Business to which Seller is a party or by which any of the Acquired Assets is bound (the "Agreements") are set forth on Schedule 4.13. Each Agreement is a valid and binding agreement of Seller entered into in the ordinary course of business, enforceable in accordance with its respective terms and in full force and effect. Seller is not in default under any such Agreement and, to the best of Seller's knowledge, there have not been asserted, either by or against Seller under any of such Agreement, any notice of default, set-off or claim of default. Each Agreement marked with an "X" on Schedule 4.13 is to be a Transferred Agreement.

     4.14 Financial Information. Attached as Schedule 4.14 is a true and complete copy of the unaudited financial statements of Seller for the year ended December 31, 2005 (the "Financials") prepared in accordance with generally accepted accounting principles ("GAAP"). The Financials fairly present in all material respects the results of operations of Seller as of the date and for the period indicated and prepared on a basis consistent with prior periods .

     4.15 Environmental Matters; Premises.

     (a) The term "Environment" shall mean any surface or subsurface physical medium or natural resource, including, air, land, soil, surface waters, and ground waters; the term "Environmental Laws" shall mean any federal, state, local or common law, rule, regulation, ordinance, code, order or judgment relating to the injury to, or the pollution or protection of human health and safety or the Environment (including without limitation, laws relating to Releases or threatened Releases of Hazardous Substances or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, Release, transport or handling of Hazardous Substances and all laws and regulations with regard to recordkeeping, notification, disclosure and reporting requirements respecting Hazardous Substances); the term "Environmental Liabilities" shall mean any claims, judgments, damages (including punitive damages), losses, penalties, fines, liabilities, encumbrances, liens, violations, costs and expenses, or defense of any matter relating to pollution, human health, safety or the Environment of whatever kind or nature by any party, entity or authority,
(A) which are incurred as a result of (i) the Release or threatened Release of any of Hazardous Substances in, on, under, at or emanating from any real property owned, leased, operated or managed by Seller as part of the Business or with respect to the Acquired Assets, or (ii) the violation of any Environmental Laws, or (B) which arise under the Environmental Laws; the term "Hazardous Substances" shall mean petroleum, petroleum products, petroleum-derived substances, radioactive materials, hazardous wastes, polychlorinated biphenyls, lead based paint, radon, urea formaldehyde, asbestos or any materials containing asbestos, toxic mold and any materials or substances regulated or defined as or included in the definition of "hazardous substances," "hazardous materials," "hazardous constituents," "toxic substances," "pollutants," "contaminants," "oils" or any similar denomination intended to classify or regulate substances by reason of toxicity, carcinogenicity, ignitability, corrosivity or reactivity under any Environmental Law; the term "Release" shall mean any release, spill, emission, discharge, leaking, pumping, injection, deposit, disposal, dispersal, leaching or migration into the Environment or into or out of any property, including the movement of Hazardous Substances through or in the air, soil, surface water, groundwater or property.

     (b) Seller has good and marketable title to the Premises, free and clear of any liens or other matters affecting title except for any restrictive covenants, easements or agreements set forth on Schedule 4.15(b). The Premises is in compliance with the terms and conditions of the matters set forth in Schedule 4.15(b).

     (c) All of the operations by Seller of the Business and the Premises, comply with the Environmental Laws. Seller has not engaged in, authorized, allowed or suffered any operations or activities in or around the Premises in any way involving the handling, manufacture, treatment, processing, storage, use, generation, Release or threatened Release of any Hazardous Substances at, on or under the Premises, except in compliance with all applicable Environmental Laws.

     (d) Seller has not received any notice, whether oral or written, from any Person of any actual or threatened Environmental Liabilities with respect to the Premises, the conduct of the Business, or to the knowledge of Seller, against any person or entity whose liability for any Environmental Liability relating to the Business or any of the Acquired Assets the Seller has or may have retained or assumed either contractually or by operation of law.

     4.16 Assumed Liabilities. The Assumed Liabilities (i) arose from bona fide transactions in the ordinary course of business, and (ii) are presently payable in accordance with their terms.

     4.17 Insurance Policies. Schedule 4.17 hereto contains a complete list and description of all insurance polices of the Seller, relating to the Business and the Acquired Assets. Such policies are in full force and effect and insure adequately against risks to which Seller, the Business and the Acquired Assets are normally exposed in the operation of Business. No notice of cancellation, expiration or non-renewal of any such policy has been received by Seller and no cause for such termination exists. A copy of each insurance policy has been provided to Purchaser.

     4.18 Related-Party Transactions. Except as set forth in Schedule 4.18, neither Seller, any Shareholder nor any person controlling, controlled by or under common control with Seller or such Shareholder or a family member of such Shareholder has any interest, financial or otherwise, in the Business, including, without limitation, as a customer, supplier, competitor, or potential competitor or otherwise.

     4.19 Employees.

     (a) Schedule 4.19 is a complete list showing all employees of Seller engaged in whole or in part in the operation of the Business and their respective wages, salaries, commissions, bonuses, vacations, medical and welfare benefits and other fringe benefits as of the date hereof.

     (b) Seller has withheld or collected from Seller's employees the amount of all Taxes required to be withheld or collected therefrom and has paid the same when due to the proper governmental authorities. There are no pending or, to Seller's knowledge, threatened controversies, grievances or claims by any employee or former employee with respect to his or her employment or any benefits incident thereto.

     4.20 Compliance with ERISA.

     (a) Schedule 4.20(a) contains a complete list of each employee benefit plan, program, agreement or arrangement, whether written or oral, covering employees, former employees or directors of the Seller, or providing benefits to such persons in respect of services provided to the Seller (collectively, the "Benefit Plans").

     (b) Seller has delivered to the Purchaser a complete copy of such Benefit Plan and any amendments thereto (or if the Benefit Plan is not a written plan, an accurate written description thereof), and, if applicable, (i) any related trust or other funding documents, and (ii) any reports or summaries required under ERISA and the most recent determination letter received from the Internal Revenue Service with respect to each Benefit Plan intended to qualify under section 401 of the Internal Revenue Code of 1986, as amended.

     (c) The Benefit Plans comply with, and have been operated in accordance with, ERISA.

     4.21 Transferred Receivables. The Transferred Receivables (i) resulted from the sale of goods and services in the ordinary course of business and (ii) represent valid obligations enforceable in accordance with their terms. The reserves for bad debts for such Transferred Receivables are based on historical experience, and represent adequate reserves for all accounts receivables that are or become uncollectible and such reserves were calculated in a manner consistent with past practices.

     4.22 Warranty. Each product manufactured and sold by Seller has been in conformity with contractual commitments and any warranties provided by Seller. No warranty claims made against Seller in the past two years in connection with the Business have had an adverse effect on the Business or the Acquired Assets and no warranty claims which would individually or in the aggregate have a material adverse effect on the Business or the Acquired Assets (taken as a whole) are currently pending or, to Seller's knowledge, threatened against Seller. Seller's reserve for warranties is, based on historic experience, adequate to satisfy any claims under such warranties. Schedule 4.22 contains any and all forms of written warranties provided by Seller to customers of Seller, which warranties are in effect at the Closing Date.

     4.23 No Broker. No broker, finder, agent or other intermediary has acted on behalf of Seller or otherwise assisted in bringing about the transactions contemplated by this Agreement and no broker, finder, agent or other intermediary is entitled to any commission or finder's fee in respect thereof based in any way on agreements, understandings or arrangements with or the conduct of Seller.

     4.24 Full Disclosure. Neither Seller nor the Shareholders has failed to disclose to Purchaser any facts material to the Acquired Assets or the Business. No representation or warranty by Seller and the Shareholders contained in this Agreement and no statement contained in any document (including, without limitation, financial statements and the Schedules), certificate, or other writing furnished or to be furnished by Seller and the Shareholders to Purchaser or any of its representatives pursuant to the provisions hereof or in connection with the transactions contemplated hereby, contains or will contain any untrue statement of material fact or omits or will omit to state any material fact necessary, in light of the circumstances under which it was made, in order to make the statements herein or therein not misleading.


                                   ARTICLE 5
                   REPRESENTATION AND WARRANTIES OF PURCHASER

     In order to induce Seller and the Shareholders to enter into this Agreement, Purchaser represents and warrants to Seller and the Shareholders as follows which shall be deemed made again as of the Closing Date::

     5.1 Organization; Power; Good Standing. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation. Purchaser has all requisite power and authority to own, operate and lease its properties and to carry on its business as now being conducted. Purchaser has not failed to qualify in any jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary, except for any state wherein the failure to be so qualified will not have a material adverse effect on the obligations of Purchaser under this Agreement.

     5.2 Authority; Binding Obligation. Purchaser has full legal right, power and authority to enter into this Agreement and the related documents (collectively, the "Transaction Agreements") and to consummate the transactions contemplated by the Transaction Agreements. The execution, delivery and performance of the Transaction Agreements by Purchaser has been duly and effectively authorized by all necessary corporate action on the part of Purchaser. Each of the Transaction Agreements has been duly executed by Purchaser and is a valid, legally binding and enforceable obligation of Purchaser.

     5.3 No Violation. The execution, delivery and performance of the Transaction Agreements by Purchaser and the consummation of the transactions contemplated by the Transaction Agreements will not (i) require the consent, approval or authorization of any Person; (ii) violate or contravene the organizational certificates, documents and agreements, as amended to date, of Purchaser; (iii) violate or contravene any law, statute, rule, regulation, order, judgment or decree to which Purchaser is subject; or (iv) conflict with or result in a breach of or constitute a default by any party under any contract, agreement, instrument or other document or contract to which Purchaser is a party or by which Purchaser or any of its assets or properties are bound to which Purchaser or any of its assets or properties are subject.

     5.4 No Brokers. Purchaser has not employed, either directly or indirectly, or incurred any liability to, any broker, finder or other agent in connection with the transactions contemplated by this Agreement except Bainbridge Advisors, Inc. ("Bainbridge"), the fees of which will be paid by Purchaser. Purchaser agrees to indemnify Seller for any claims brought by any broker, finder or other agent claiming to have acted on behalf of Purchaser in connection with this sale other than Bainbridge.

     5.5 Litigation. There are no claims, suits, litigation, or proceedings pending or threatened against Purchaser which could materially adversely affect Purchaser's ability to perform its obligations under this Agreement or the consummation of the transactions contemplated by this Agreement or to operate the Business after Closing.


                                   ARTICLE 6
                      COVENANTS OF SELLER AND SHAREHOLDERS

     6.1 Pre-Closing Covenants.

     6.1.1 Exclusive Dealing. (a) During the period from the date of this Agreement to the earlier of the Closing Date, or the termination of this Agreement in accordance with its terms, neither Seller nor the Shareholders, nor any of their respective affiliates, nor any officer or director of Seller or any of its affiliates, nor any representatives of any of the foregoing (including advisors, agents, attorneys, employees or consultants) will take any action to, directly or indirectly, encourage, initiate, solicit or engage in discussions or negotiations with, or provide any information to any person or entity, other than Purchaser, concerning any purchase of any ownership or equity interests of Seller or any merger, asset sale or similar transaction involving Seller.

     (b) Seller shall within one (1) business day notify Purchaser if any proposal, offer, inquiry or other contact is requested from, or any discussions or negotiations are sought to be initiated or continued by any Person with, either of the Shareholders, Seller or any of its officers, directors, employees, representatives or agents in respect of any merger, sale of substantial assets, sale of shares of capital stock or other equity securities, or any similar transaction involving the Seller, the Acquired Assets or the Business, and shall, in any such notice, indicate the identity of the third party offeror and the material terms and conditions of any proposals or offers or the nature of any inquiries or contacts.

     6.1.2 Confidentiality. The Parties and their respective officers, directors, employees, agents and representatives will hold in strict confidence all information obtained from the other Party and its officers, directors, employees, agents, or representatives, and will promptly return to the other Party, or destroy at the request of such Party, all documents obtained from such Party and its officers, directors, employees, agents or representatives, and all copies of such documents made by the receiving Party and its respective officers, directors, employees, agents and representatives, excepting however, any such information or documents which: (i) was, is, or becomes in the public domain; (ii) was in fact lawfully known or lawfully furnished to such Party prior to disclosure to such Party by the disclosing Party or its officers, directors, employees, agents, or representatives; or (iii) is lawfully disclosed or lawfully furnished to such Party by a third party (other than the officers, directors, employees, agents and representatives of the disclosing Party) after disclosure.

     6.1.3 Due Diligence Requirement. Purchaser shall have the right of access during normal business hours to inspect the Business, the Acquired Assets and the Premises. Purchaser's inspection rights shall include, without limitation, the right to review all books and records, contracts, accounts, agreements, assets, financial information, and other documents or information related to the Business reasonably requested by Purchaser in connection with its due diligence, and Seller hereby agrees to make all such documents and information available to Purchaser for such purposes and such other inspections as Purchaser may request. Seller shall cooperate in making its senior personnel available to Purchaser and its representatives at all reasonable times and shall make copies of such materials as Purchaser may request. Purchaser's access and review shall be conducted in a manner that ensures the confidentiality of Seller's Confidential Information and does not unreasonably interfere with the normal operations and customer and employee relationships of Seller. All such inspections shall be at Purchaser's sole cost and expense and Purchaser agrees that such inspections shall be conducted in a manner that does not cause damage to the Premises; provided, further, that the Shareholders, Seller, and Seller's employees, agents and representatives shall be made available to Purchaser upon reasonable request at no cost or expense to Purchaser. Purchaser shall indemnify and hold Seller harmless from damage to the Premises, the Acquired Assets or any other property of Seller located at the Premises, and injury to persons caused solely and directly by the activities of Purchaser in connection with Purchaser's inspection hereunder.

     6.1.4 No Adverse Change. During the period from December 31, 2005 to the Closing Date, there shall not have occurred or been discovered, and there shall not exist on the Closing Date, any adverse change to the Business, any damage to the Acquired Assets, or any condition or fact which is, or may be, adverse to the Acquired Assets or the financial condition, properties, results of operations, or prospects of the Business, such change, event or condition being an "Adverse Change". In the event of an Adverse Change, Purchaser in its sole discretion may terminate this Agreement by notice to Seller.

     6.1.5 Audit. Seller shall cooperate in all respects with an auditor selected by Purchaser ("Purchaser's Auditor") in connection with the preparation by Purchaser's Auditor of an audit report (the "Audit Report") of the Financials in accordance with GAAP and the rules of the Public Company Accounting Oversight Board, including retention by Seller, at its expense, of a competent accounting firm acceptable to Purchaser and Purchaser's Auditor, to prepare financial statements for review by Purchaser's Auditor.

     6.1.6 Conduct of Business Prior to Closing. Between the date of this Agreement and the Closing Date, Seller will conduct its business in the usual and ordinary manner and will not, without Purchaser's prior written consent :

     (a) Consolidate with or merge into any other corporation or sell, lease or otherwise dispose of any assets of Seller, except in the ordinary course of business;

     (b) Guarantee the payment or performance of any liability or any obligation of any other entity or person, except endorsement in the ordinary course of Seller's business of negotiable instruments for collection;

     (c) Lend or borrow money, mortgage, pledge or otherwise encumber any of its properties or assets.

     (d) Incur or become liable for any obligations or liabilities except current liabilities in the ordinary and usual course of Seller's business (all of which shall be paid according to the terms thereof, but in no event later than 60 days from the invoice date), or make any unusual or extraordinary expenditures;

     (e) Enter into any material contract, other than for necessary current operating supplies and services, or otherwise in the ordinary course of business;

     (f) Change its capital structure;

     (g) Amend its Articles of Incorporation or Bylaws;

     (h) Increase the rate of compensation to any of Seller's employees or dischange any of the Seller's employees (except in the ordinary course of Seller's business);

     (i) Maintain levels of inventory consistent with Seller's past practices;

     (j) Make any material change in the manner or nature of the conduct of the business of Seller or accept any order for production or delivery other than on customary terms;

     (k) Engage in any transaction which would have a material adverse effect on the transaction contemplated hereby;

     (l) Make any distributions to the Shareholders or otherwise; or

     (m) Agree to do any of the foregoing.

     6.2 Post-Closing Covenants.

     6.2.1 Efforts; Further Assurances. Seller and the Shareholders will use their best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary or desirable under applicable laws and regulations to consummate, or evidence the consummation of, the transactions contemplated by this Agreement. Seller and the Shareholders agree to execute and deliver such other documents, certificates, agreements and other writings and to take such other actions as may be necessary or desirable in order to consummate or implement expeditiously the transactions contemplated by this Agreement and to vest in Purchaser good and marketable title to the Acquired Assets and to put Purchaser in actual possession and operating control of the Business and the Acquired Assets and to assist Purchaser in exercising all rights with respect thereto.

     6.2.2 Access to Books and Records.

     (a) After the Closing, during normal business hours, Seller will permit Purchaser and its auditors, through its authorized representatives, to have access to and examine and make copies of all books and records of Seller relating to the Business which are not delivered to Purchaser pursuant hereto (including correspondence, memoranda, books of account and the like) and relating to events occurring prior to the date hereof and to transactions or events occurring prior to the date hereof.

     (b) Seller will direct its employees to render any assistance which Purchaser may reasonably request in examining or utilizing records referred to in this section, provided that each Party shall be reimbursed by the other for any reasonable out-of-pocket expenses which it may incur in rendering the services provided for in this section. Seller agrees not to destroy any files or records which are subject to this section without giving reasonable notice to the other, and within 15 days of receipt of such notice Seller will cause to be delivered to Purchaser the records intended to be destroyed.

     6.2.3 Tax Matters.

     (a) All real estate Taxes, personal property Taxes and similar ad valorem obligations levied with respect to the Acquired Assets for a taxable period that includes (but does not end on) the Closing Date shall be apportioned between Seller and the Shareholders, on the one hand, and Purchaser, on the other hand, as of the Closing Date based on the number of days of such taxable period included in the period ending with and including the Closing Date (with respect to any such taxable period, the "Pre-Closing Tax Period"), and the number of days of such taxable period beginning after the Closing Date (with respect to any such taxable period, the "Post-Closing Tax Period"). Seller and the Shareholders shall be liable for the proportionate amount of such Taxes that is attributable to the Pre-Closing Tax Period, and Purchaser shall be liable for the proportionate amount of such Taxes that is attributable to the Post-Closing Period.

     (b) Without duplication of Section 6.2.2(a), Purchaser, on the one hand, and Seller and the Shareholders, on the other hand, agree to furnish or cause to be furnished to each other, upon request, as promptly as practicable, such information and assistance relating to any of the Acquired Assets (including access to books and records) as is reasonably necessary for the filing of all Tax Returns, the making of any election relating to Taxes, the preparation for any audit by any taxing authority, and the prosecution or defense of any claim, suit or proceeding relating to any Tax.

     6.2.4 Assistance.

     (i) Ken Jimerson shall provide assistance to Purchaser, during the period of six (6) months after the Closing Date, with respect to the Acquired Assets and the Business as Purchaser shall reasonably request. This provision shall not require Ken Jimerson to render more than 30 hours of services in any week. Payment for such services shall be at his current salary. Ken Jimerson shall be reimbursed for all out of pocket expenses he incurs upon prior approval of Purchaser.

     (ii) Kevin Jimerson shall be employed by Purchaser for a period of six (6) months after the Closing Date on the same terms as he is currently employed by Seller.


                                   ARTICLE 7
                         SELLER'S DELIVERIES AT CLOSING

     7.1 Seller's Deliveries at Closing. At Closing, Seller shall deliver to Purchaser the following:

     (a) A bill of sale, duly executed by Seller, together with such other documents of conveyance, assignment and transfer, all in form and substance satisfactory to Purchaser and its counsel, as shall be required to vest in Purchaser good and marketable title to the Acquired Assets;

     (b) Assignments to Purchaser of the Transferred Agreements in form and substance reasonably satisfactory to Purchaser and its counsel;

     (c) Consents to the assignment of the Transferred Agreements by the other parties thereto, as required by the terms thereof;

     (d) The Lease signed by Seller;

     (e) All  appropriate  releases  and  discharges  from  holders of  Excluded
Liabilities   releasing  and   terminating   their  liens,   charges  and  other
encumbrances on the Acquired Assets;

     (f) The Audit Report and related financial statements, which shall not be materially different from the Financials.

     (g) The Adjustment Documentation.

     (h) A Phase I study of the Premises indicating no environmental issues,

     (i) An opinion of counsel to Seller, reasonably acceptable to Purchaser, as to the matters set forth in Sections 4.1, 4.2, 4.3 and 4.6;

     (j) A certificate of Seller to the effect that all of its representations and warranties are true and correct in all material respects and that it has performed its covenants hereunder in all material respects; and

     (k) any and all such other documents, agreements, certificates and instruments required to be executed and/or delivered by Seller to Purchaser, and all payments (if any) required to be made, pursuant to the terms and provisions of this Agreement.


                                   ARTICLE 8
                        PURCHASER'S DELIVERIES AT CLOSING

     8.1 Purchaser's Deliveries. At Closing, Purchaser shall deliver to Seller the following:

     (a) the portion of the Purchase Price to be paid in cash, by wire;

     (b) the Interest Note;

     (c) the Principal Note;

     (d) the Tarpon Shares.

     (e) assumptions by Purchaser of the Transferred Agreements;

     (f) the Lease signed by Purchaser;

     (g)  a   certificate   of   Purchaser   to  the  effect  that  all  of  its
representations and warranties are true and correct in all material respects and that it has performed its covenants hereunder in all material respects;

     (h) an opinion of counsel to Purchaser, reasonably acceptable to Seller, as to the matters set forth in Sections 5.1, 5.2, 5.3 and 5.5; and

     (i) any and all such other documents, agreements, certificates and instruments required to be executed and/or delivered by Purchaser, and all payments required to be made, pursuant to the terms and provisions of this Agreement.

     In addition, and promptly after the Closing, Purchaser shall cause Tarpon to file a registration statement for the Tarpon Shares on Form S-3 under the Securities Act of 1933, as amended, and to use its reasonable commercial efforts to have the same declared effective, and to maintain the same as effective for a period of 12 months thereafter, all at the expense of Tarpon.


                                   ARTICLE 9
                        NON-COMPETITION; NON-SOLICITATION

     9.1 Non-Competition. Seller and the Shareholders acknowledge that the Business could be irreparably damaged if Seller or either of the Shareholders were to engage in a business substantially similar to the Business as now conducted (a "Competing Business"). Therefore, as a significant inducement to Purchaser to enter into and perform its obligations under this Agreement and to acquire the Acquired Assets, Seller and each of the Shareholders agree that for a period of five (5) years after the Closing Date (the "Non-Competition Period"), neither Seller nor any of its successors, assigns or affiliates nor the Shareholders shall, directly or indirectly, either for themselves or any other person, engage in, permit their names to be used by, render services for, or otherwise assist in any manner any Person that engages in any Competing Business in the United States.

     Notwithstanding the foregoing, Seller and each of the Shareholders shall be permitted to invest in stock, bonds, or other securities of any public corporation provided (i) such stock, bonds, or other securities are listed on any national or required exchange or have been registered under Section 12(g) of the Securities Act of 1934; and (ii) its investment does not exceed, in the case of any class of capital stock of any issuer, three (3%) percent of the issued and outstanding shares, or in the case of bonds or other securities, three (3%) percent of the aggregate principal amount thereof issued and outstanding.

     9.2 Non-Solicitation.

     (a) Seller and each of the  Shareholders  agree that,  for a period of five
(5) years after the Closing Date (the "Non-Solicitation Period"), neither it nor any of its successors, assigns or affiliates nor the Shareholders will directly or indirectly offer employment to or hire, without the prior written consent of Purchaser, any person who was an employee of the Business on the Closing Date or within one year prior thereto.

     (b) Seller and the Shareholders hereby agree that during the Non-Solicitation Period, neither it nor any of its successors, assigns or affiliates shall, directly or indirectly, without the prior written consent of Purchaser (i) induce any Person which is a customer of the Business to patronize any business directly or indirectly in competition with the Business; (ii) canvass, solicit or accept from any Person who is a customer of the Business, any such competitive business; or (iii) request or advise any Person who is a customer or vendor of the Business or their successors to withdraw, curtail or cancel any such customer's or vendor's business with any such entity.

     9.3 Confidential Information. During the Non-Competition Period, Seller and its affiliates and the Shareholders shall keep secret and retain in strictest confidence, and shall not, without the prior written consent of Purchaser, furnish, make available or disclose to any third party or use for the benefit of himself or any third party, any Confidential Information. As used in this
Section 9.3, "Confidential Information" shall mean any information relating to the business or affairs of the Acquired Assets, the Business or Purchaser, including, without limitation, to information relating to financial statements, client or customer identities, potential clients or customers, employees, suppliers, servicing methods, equipment, programs, strategies and information, analyses, profit margins or other proprietary information; provided, however, that Confidential Information shall not include any information which is in the public domain or becomes generally known in the public domain through no wrongful act on the part of Seller or its affiliates. Seller acknowledges that the Confidential Information is vital, sensitive, confidential and proprietary to the Business and Purchaser.

     9.4 Blue-Pencil. Seller and the Shareholders recognize that the territorial, time and scope limitations set forth in this Article 9 are reasonable and are properly required for the protection of the Business' and Purchaser's legitimate interests in client relationships, goodwill and trade secrets, and in the event that any such territorial, time or scope limitation is deemed to be unreasonable by a court of competent jurisdiction, Purchaser and Seller agree, and Seller and the Shareholders submit, to the reduction of any or all of said territorial, time or scope limitations to such an area, period or scope as said court shall deem reasonable under the circumstances, and in its reduced form, such provision shall then be enforceable and shall be enforced.

     9.5 Equitable Remedies. Seller and the Shareholders acknowledge and agree that the covenants set forth in this Article 9 are reasonable and necessary for the protection of the Business and Purchaser's business interests, its failure to comply with any of the provisions of this Article 9 will cause irreparable harm to Purchaser and that in the event of Seller's or its affiliates or the Shareholder's actual or threatened breach of any of the provisions contained in this Article 9, Purchaser will have no adequate remedy at law. As a result, Seller agrees that in the event of any actual or threatened breach of any of the covenants set forth in this Article 9, Purchaser may seek equitable relief against Seller and its affiliates and the Shareholders, including, but not limited to, restraining orders and injunctions, without having to show actual monetary damages or posting a bond, as may be deemed necessary or appropriate by a court of competent jurisdiction. Nothing contained herein shall be construed as prohibiting Purchaser from pursuing any other remedies available to it for such breach or threatened breach, including, without limitation, the right to monetary damages.


                                   ARTICLE 10
              SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS

     All representations and warranties made by Seller or Purchaser in this Agreement, in any exhibit, schedule, or in any certificate delivered pursuant hereto, shall survive the Closing for a period of twenty-four (24) months; provided, however, that (i) the representations and warranties set forth in Sections 4.4, 4.7 and 4.20 shall survive for the applicable statutory period of limitations plus ninety (90) calendar days; and (iii) the representations and warranties set forth in Section 4.5 shall survive indefinitely.


                                   ARTICLE 11
                                 INDEMNIFICATION

     11.1 Indemnification by Seller and the Shareholders. Seller and the Shareholders agree jointly and severally, to indemnify and hold harmless Purchaser and its directors, officers, employees, agents, successors and assigns (collectively, the "Purchaser Parties") against, and to reimburse the Purchaser Parties with respect to, any and all losses, liabilities, obligations, suits, proceedings, demands, judgments, damages, claims, expenses and costs, including, without limitation, reasonable fees, expenses and disbursements of counsel (collectively, "Damages"), which each may suffer, incur or pay by reason of any of the following: (i) the breach by Seller of any representation or warranty made by Seller and contained in, this Agreement or any agreement, certificate or instrument contemplated hereby; (ii) the failure of Seller to perform any covenant or agreement required to be performed by Seller pursuant to this Agreement or any agreement, certificate or instrument contemplated hereby; and
(iii) a claim, suit or action, to the extent it relates to any of the Excluded Assets or Excluded Liabilities, or Seller's failure to timely and fully perform, satisfy and pay in full any liability related to the Excluded Assets or Excluded Liabilities.

     11.2 Indemnification by Purchaser. Purchaser agrees to indemnify and hold harmless Seller and its respective directors, officers, shareholders, employees, agents, successors, heirs, executors, legal representatives and permitted assigns (collectively, the "Seller Parties") against, and to reimburse the Seller Parties on demand with respect to, any and all Damages which each may suffer, incur or pay by reason of any of the following: (i) the breach by Purchaser of any representation or warranty made by Purchaser contained in this Agreement or any agreement, certificate or instrument contemplated hereby; (ii) the failure of Purchaser to perform any covenant or agreement required to be performed by Purchaser pursuant to this Agreement or any agreement, certificate or instrument contemplated hereby; and (iii) any material claim for or in respect of an Assumed Liability.

     11.3 Notice of Claims.

     (a) If a Purchaser Party or a Seller Party believes that it has suffered or incurred any Damages pursuant to Section 11.1 or Section 11.2 hereof, it shall so notify the Person from which it is seeking indemnification promptly in writing (i) describing in reasonable detail such Damages; (ii) the amount thereof, if known; (iii) any complaints, subpoena or other documents served against the indemnified person in connection with such Damages; and (iv) the method of computation of such Damages.

     (b) If any legal proceeding shall be instituted or in the event that any claim or demand shall be asserted by any person in respect of which indemnification may be sought from a Party to this Agreement that is required to provide indemnification pursuant to the provisions of Section 11.1 or Section
11.2 hereof (the "Indemnitor"), the Party seeking indemnification (the "Indemnitee") shall, to the extent of its knowledge thereof, cause prompt written notice of the commencement of such proceeding or the assertion of such claim or demand to be given to the Indemnitor, and the Indemnitor shall have the right, to the extent of its indemnification, at its option and at its own expense, to conduct and control the defense of such claim or demand; provided, however,  that the failure by the  Indemnitee  to give prompt  notice  shall not release the Indemnitor of its indemnification obligations hereunder, except to the extent such failure actually prejudices the Indemnitor. If the Indemnitor does not so assume control, the Indemnitee shall have the right to defend, contest, settle or compromise such claim or defend in the exercise of its exclusive discretion, and the Indemnitor shall, upon request from any Indemnitee, promptly pay to such Indemnitee in accordance with the other terms of this Article 12 the amount of any Damages. If the Indemnitor does assume control, the Indemnitor shall have the right to undertake, conduct and control, through counsel of its own choosing and at its sole expense, the conduct and settlement of such claim or demand, and the Indemnitee shall cooperate with the Indemnitor in connection therewith.

     11.4  Remedies  Cumulative.  The rights and  remedies  provided for in this
Article 11 shall be cumulative and shall not preclude any Party from asserting any other right, or seeking any other remedies against the other Party.

     11.5 Right of Offset. Purchaser Parties' right to indemnification may be enforced by allowing Purchaser to offset its payments under the Interest Note and the Principal Note by any amount due under Section 11.2 hereof as fixed by
(a) an agreement of the parties or (b) a judicial determination.

                                   ARTICLE 12
                               GENERAL PROVISIONS

     12.1 Expenses. Except as otherwise provided in this Agreement, each Party to this Agreement will bear its respective fees and expenses incurred in connection with the preparation, negotiation, execution and performance of this Agreement and the contemplated transactions, including all fees and expense of its Representatives.

     12.2 Public Announcements. Any public announcement, press release or similar publicity with respect to this Agreement or the contemplated transactions will be issued, if at all, at such time and in such manner as the Parties mutually agree, except as may be required by law. Except with the prior consent of the other Party, neither Party nor any of their Representatives shall disclose to any Person (a) the fact that any confidential information ("Confidential Information") of Seller has been disclosed to Purchaser or its Representatives, that Purchaser or its Representatives have inspected any portion of the Confidential Information of Seller, that any Confidential Information of Purchaser has been disclosed to Seller or its Representatives or that Seller or its Representatives have inspected any portion of the Confidential Information of Purchaser or (b) any information about the
contemplated   transactions,   including  the  status  of  such  discussions  or
negotiations, the execution of any documents (including this Agreement) or any of the terms of the contemplated transactions or the related documents (including this Agreement). Seller and Purchaser will consult with each other concerning the means by which Seller's employees, customers, suppliers and others having dealings with Seller will be informed of the contemplated transactions.

     12.3 Notices. All notices permitted or required under this Agreement shall be in writing and shall be delivered by a recognized overnight courier service to the Parties hereto at their addresses set forth below or at such other addresses which may be designated in writing by the parties:

                  If to Purchaser:

                  J&J Acquisition Corp.
                  2420 Wills Street
                  Marysville, Michigan 48040
                           Attn:  Peter Farquhar


                  With a copy to:

                  Ruskin Moscou Faltischek, P.C.
                  1425 Reckson Plaza
                  East Tower, 15th Floor
                  Uniondale, NY 11556
                           Attn:  Stuart M. Sieger, Esq.


                  If to Seller or Shareholders:

                  J & J Tube, Inc.
                  266 Decatur Road
                  Dunnville, KY  42528
                  c/o Ken Jimerson


                  With a copy to:

                  David Smith Esq.
                  350 Main Street
                  Russell Springs, KY 42642

Notices shall be deemed received one business day after being sent by recognized overnight courier.

     12.4 Waiver. Neither any failure nor any delay by any Party in exercising any right, power or privilege under this Agreement or any of the documents referred to in this Agreement will operate as a waiver of such right, power or privilege, and no single or partial exercise of any such right, power or privilege will preclude any other or further exercise of such right, power or privilege.

     12.5 Entire Agreement and Modification. This Agreement supersedes all prior agreements, whether written or oral, between the Parties with respect to its subject matter (including any letter of intent and any confidentiality agreement between Purchaser and Seller) and constitutes (along with the Schedules, Exhibits and other documents delivered pursuant to this Agreement) a complete and exclusive statement of the terms of the agreement between the Parties with respect to its subject matter. This Agreement may not be amended, supplemented, or otherwise modified except by a written agreement executed by the Party to be charged with the amendment.

     12.6 Binding Effect; Assignments. The rights and obligations of this Agreement shall bind and inure to the benefit of the Parties and their respective successors. Nothing expressed or implied herein shall be construed to give any other person any legal or equitable rights hereunder. Except as expressly provided herein, the rights and obligations of this Agreement may not be assigned or delegated by either Party without the prior written consent of the other Party. Notwithstanding the foregoing, Purchaser may assign this Agreement to a subsidiary or affiliate upon notice to Seller.

     12.7 Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

     12.8 Headings.  The headings of Articles and Sections in this Agreement are
provided  for  convenience   only  and  will  not  affect  its  construction  or
interpretation.

     12.9 Construction; Complete Agreement. Each Party has been represented by counsel selected by such Party in connection with the negotiation and drafting of this Agreement, and this Agreement has been jointly drafted by such counsel, so no principle of resolving ambiguities against the drafter shall apply in construing any of the terms hereof. Whenever, the words "include," "includes" or "including" are used in this Agreement they shall be deemed to be followed by the words "without limitation."

     12.10 Representation by Counsel. Each Party hereto acknowledges that it has been advised by legal and any other counsel retained by such Party in its sole discretion. Each Party acknowledges that such Party has had a full opportunity to review this Agreement and all related exhibits, schedules and ancillary agreements and to negotiate any and all such documents in its sole discretion, without any undue influence by any other Party hereto or any third party.

     12.11 Schedules, Exhibits, etc.. The Schedules and Exhibits attached hereto, the Audit Report and annexed financial statements and the Adjustment
Documentation, are an integral part of this Agreement. All Exhibits and Schedules attached to this Agreement and the Audit Report and annexed financial statements and the Adjustment Documentation, are incorporated herein by this reference and all references herein to this "Agreement" shall mean this Asset Purchase Agreement together with all such Exhibits and Schedules, and all ancillary agreements and exhibits and schedules thereto to be delivered at Closing.

     12.12 Governing Law. This Agreement and any dispute arising in connection therewith will be governed by and construed under the law of the State of Kentucky without regard to conflicts-of-laws principles that would require the application of any other law.

     12.13 Jurisdiction.

     (a) The Parties agree that any suit, action or proceeding arising out of, or with respect to, this Agreement or any judgment entered by any court in respect thereof shall be brought in the Federal and state courts sitting in or for the State of Kentucky, Russell County and the Parties hereby irrevocably accept the exclusive personal jurisdiction of those courts for the purpose of any suit, action or proceeding.

     (b) In addition, Purchaser and Seller each hereby irrevocably waives, to the fullest extent permitted by law, any objection which it or he may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any judgment entered by any such court in respect thereof and hereby further irrevocably waives any claim that any suit, action or proceedings brought in any such court has been brought in an inconvenient forum.

     12.14 Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement. The exchange of copies of this Agreement and of signature pages by facsimile transmission shall constitute effective execution and delivery of this Agreement as to the Parties and may be used in lieu of the original Agreement for all purposes. Signatures of the Parties transmitted by facsimile shall be deemed to be their original signatures for all purposes.

     IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written. .

                                    PURCHASER:

                                    J&J ACQUISITION CORP.

                                    By: /s/ J. Peter Farquhar
                                        -------------------------------
                                        Name:  Peter J. Farquhar
                                        Title: President



                                    SELLER:

                                    J & J TUBE, INC.

                                    By: /s/ Ken Jimerson
                                        -------------------------------
                                        Name:    Ken Jimerson
                                        Title:   President



                                    SHAREHOLDERS:

                                    /s/ Ken Jimerson
                                    ----------------------------------
                                    KEN JIMERSON, individually


                                    /s/ Kevin Jimerson
                                    ----------------------------------
                                    KEVIN JIMERSON, individually

                                    EXHIBIT A


                               AGREEMENT OF LEASE


     AGREEMENT OF LEASE (the "Lease") made as of the ____ day of _____, 2006 between [JIMERSON ENTITY], a _____________________organized and existing under the laws of the State of ________________, having an address at ______________________ (the "Landlord"), and J & J ACQUISITION CORP., a corporation organized and existing under the laws of the -------- State of Michigan, having an address at __________________________ (the "Tenant"). ------

                                    ARTICLE 1
                                DEMISED PREMISES

     Section 1.01 - Description of Demised Premises. In consideration of and subject to the terms, covenants, agreements, provisions, conditions and limitations set forth in this Lease, Landlord has agreed to demise and lease unto Tenant and Tenant has agreed to hire and take from Landlord (a) that certain approximate ____ acre parcel of real property located in the Town of ____________, County of _________ and State of Kentucky, as more particularly described on Schedule A annexed hereto and made a part hereof, together with all buildings and improvements erected or to be erected thereon, having the following address: 266 Decatur Road, Dunville, KY 42528 (said real property being referred to herein collectively as the "Land" and such buildings and improvements being referred to herein collectively as the "Improvements") and together with all of Landlord's right, title and interest in all easements, rights and other matters appurtenant to the Land or the Improvements and in and to any land lying in the bed of any roads adjacent to the Land (such Land, Improvements, easements and rights being hereinafter collectively referred to as the "Demised Premises").

     Section 1.02 - Condition of Demised Premises. Tenant agrees to accept the Demised Premises "as is," subject to the Permitted Exceptions, in the existing condition and state of repair as of the date hereof and without recourse to Landlord except as expressly set forth herein. Tenant further agrees that no representations, statements or warranties, express or implied, have been made by or on behalf of Landlord and Tenant has not relied on any representations, statements or warranties, express or implied, in respect of the Demised Premises or in respect of the condition thereof or the present or future use or occupation that may be made thereof, the zoning or other Requirements (as hereinafter defined), transferable development rights, encumbrances thereon, appurtenances, or title thereto (except as may be expressly set forth in this Lease). Without limiting the generality of the foregoing, Tenant has not relied on any representations or warranties other than as expressly set forth herein as to (1) the current or future real estate tax liability, assessment or valuation of the Demised Premises, (2) the potential qualification of the Demised Premises for any and all benefits conferred by federal, state or municipal laws, whether for subsidies, special real estate tax treatment, insurance, mortgages, or any other benefits, whether similar or dissimilar to those enumerated, (3) the compliance of the Demised Premises, in its current or any future state, with applicable zoning ordinances and the ability to obtain a change in the zoning or a variance with respect to the Demised Premises' non-compliance, if any, with said zoning ordinances, (4) the availability of any financing for the purchase, alteration or operation of the Demised Premises from any source, (5) the current or future use of the Demised Premises, including, but not limited to, the Demised Premises' use for residential or commercial purposes, (6) the present or future structural and physical condition of any building, (7) the presence or absence of any Requirements and any violations thereof, and (8) the presence or absence of any Hazardous Materials (as hereinafter defined), and the compliance or non-compliance with any Environmental Laws (as hereinafter defined). Landlord shall in no event whatsoever be liable for any latent or patent defects in the Demised Premises. Requirements shall mean any and all present and future laws, rules, orders, ordinances regulations statutes and requirements of any Governmental Authority (as hereinafter defined). Notwithstanding the foregoing, Landlord shall, as appropriate, make available to, or share with, Tenant, any remedies available to Landlord with respect to Hazardous Materials and Environmental Laws which it may obtain from third parties.

                                    ARTICLE 2
                            TERM AND RENEWAL OPTIONS

     Section 2.01 - Initial Term. This Lease shall be for a term (the "Term") of for five (5) years, which shall commence on the date hereof (the "Commencement Date") and shall end at midnight on the date which precedes the day on which the _____ (___th) anniversary of the Commencement Date occurs (the "Expiration Date"), unless such Term shall sooner cease or expire as hereinafter provided.

     Section 2.02 - Renewal Options. The Tenant shall have two (2) consecutive options (separately referred to as the "First Renewal Option" and "Second Renewal Option") to extend the Term of this Lease for an additional five (5) years per option upon the terms and conditions set forth herein.

     (a) First Renewal Option.

     (i) The First Renewal Term shall commence on the day after the Expiration Date and shall expire at midnight on the _____ (__) anniversary thereof (the "First Renewal Expiration Date"), or such earlier date upon which this Lease may be terminated as herein provided.

     (ii) The First Renewal Option may be exercised only by Tenant giving Landlord written notice (the "First Renewal Notice") of such exercise at least six (6) months prior to the Expiration Date of the Term, provided, however, that the First Renewal Notice shall be validly and effectively given only if, on the date that Tenant shall exercise the First Renewal Option (the "First Exercise Date"): (A) this Lease shall not have been previously terminated or cancelled, and (B) there shall be no Event of Default in the payment of Fixed Rent, or any Impositions (as hereinafter defined) payable pursuant to Article 5, or any insurance premiums or other charges payable by Tenant pursuant to Article 10, or any Additional Rent (hereinafter defined) or any other sum which is determined by Landlord to be due and payable by Tenant under this Lease which has been continuing despite 30 days' written notice. Time shall be of the essence with respect to the giving of the First Renewal Notice by Tenant to Landlord.

     (b) Second Renewal Option.

     (i) The Second Renewal Term shall commence on the day after the First Renewal Expiration Date and shall expire at midnight on the _____ (__) anniversary thereof (the "Second Renewal Expiration Date"), or such earlier date upon which this Lease may be terminated as herein provided.

     (ii) The Second Renewal Option may be exercised only by Tenant giving Landlord written notice (the "Second Renewal Notice") of such exercise at least six (6) months prior to the Expiration Date of the Term, provided, however, that the Second Renewal Notice shall be validly and effectively given only if, on the date that Tenant shall exercise the Second Renewal Option (the "Second Exercise Date"): (A) this Lease shall not have been previously terminated or cancelled, and (B) there shall be no Event of Default in the payment of Fixed Rent, or any Impositions (as hereinafter defined) payable pursuant to Article 5, or any insurance premiums or other charges payable by Tenant pursuant to Article 10, or any Additional Rent (hereinafter defined) or any other sum which is determined by Landlord to be due and payable by Tenant under this Lease which has been continuing despite 30 days' written notice. Time shall be of the essence with respect to the giving of the Second Renewal Notice by Tenant to Landlord.

                                    ARTICLE 3
                                      RENT

     Section 3.01 - Fixed Rent.

     (a) Tenant covenants to pay to Landlord a minimum fixed annual rent ("Fixed Rent") during the Term as follows:

     (i) Fixed Rent for the initial Term shall be *_____________________________ and 00/100 ($00.00) Dollars per annum, payable in equal monthly installments of ___________________________ ($00.00) Dollars.

     (ii) Tenant shall pay the first month's Fixed Rent upon its execution of this Lease.

     (b) Annual Fixed Rent shall be automatically and immediately increased as of the first day of each lease year of each Renewal Term, for all of such Renewal Term, by five percent (5%) of the immediately preceding Fixed Rent.

     Section 3.02 - Manner of Payment. Tenant covenants and agrees to pay Landlord the Fixed Rent at the principal office of Landlord, or at such place as Landlord shall from time to time direct in writing without any abatement, reduction, setoff, counterclaim or deduction whatsoever. The Rent shall be paid in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of private and public debts. Tenant shall pay the Rent in equal monthly installments in advance on the first day of each calendar month included in the Term.

     Section 3.03 - Proration of Fixed Rent. For any portion of a calendar month included at the beginning or end of the Term, Tenant shall pay 1/30th of the then applicable monthly installment of Fixed Rent for each day of such portion, payable in advance at the beginning of such portion.

     Section 3.04 - Late Payment. In any case in which any payment of Fixed Rent or Additional Rent or any other sum due Landlord by Tenant under this Lease is not paid within ten (10) days of the day when same is due, such payment shall bear interest at the rate of ten percent (10%) per annum (the "Default Rate") from the date such payment was due and payable. Tenant agrees that the Default Rate imposed herein is fair and reasonable, complies with all laws, regulations and statutes, and constitutes an agreement between Landlord and Tenant as to the estimated compensation for costs and administrative expenses incurred by Landlord due to the late payment to Landlord by Tenant. The Default Rate shall be in addition to any other right or remedy hereunder and shall be due and payable as Additional Rent. Tenant further agrees that the Default Rate does not constitute a lender or borrower/creditor relationship between Landlord and Tenant. In addition, Tenant shall pay upon demand by Landlord any attorneys' fees, costs and disbursements incurred by Landlord in connection with the imposition, collection or payment of said interest, said amounts to be deemed Additional Rent.

------------
*   Market Rent

     Section 3.05 - Additional Rent. Unless another time shall be herein expressly provided, any additional rent, charges or sums payable by Tenant under this Lease (collectively, "Additional Rent") shall be due and payable within twenty (20) days after written demand by Landlord or together with the next succeeding installment of Fixed Rent, whichever shall first occur; and Landlord shall have the same remedies for failure to pay the Additional Rent as for a non-payment of Fixed Rent. Unless otherwise specifically instructed by Landlord, all Additional Rent shall be paid in the same currency and, at the same place as is the Fixed Rent required to be paid hereunder, and shall be paid without any abatement, reduction, setoff, counterclaim or deduction whatsoever.

     Section 3.06 - Landlord Cure Rights. If Tenant shall default in making any payment required to be made by Tenant or in performing any obligation of Tenant under this Lease which shall require the expenditure of money, including, but not limited to Impositions, Landlord may, but shall not be obligated to, make such payment on behalf of Tenant or expend such sum as may be necessary to perform or fulfill such obligation. Any sums so paid by Landlord shall be deemed Additional Rent.

     Section 3.07 - Absolute Net Lease. The Fixed Rent hereinabove provided for shall be in addition to all other payments to be made by Tenant as herein provided. It is the purpose and intent of the parties hereto that the Fixed Rent shall be absolutely net to Landlord, so that this Lease shall yield, net to the Landlord, the Fixed Rent and that all costs, expenses and obligations of every kind and nature whatsoever relating to the Demised Premises which may arise or become due during the Term of this Lease shall be paid by Tenant and that Landlord shall be indemnified and saved harmless by Tenant from and against the same excluding only any costs of Landlord for a Mortgage(s) for the Demised Premises.

     Section 3.08 - Survival. The provisions of this Article 3 shall survive termination of this Lease. Landlord's failure to bill Tenant for Fixed Rent or Additional Rent or any sum due under this Lease shall in no way excuse Tenant from its obligation to pay Fixed Rent or Additional Rent or any sum due under this Lease, or constitute a waiver of Landlord's right to thereafter bill and collect such Fixed Rent or Additional Rent or any sum due under this Lease from Tenant in accordance with the terms of this Lease.

                                    ARTICLE 4
                             USE OF DEMISED PREMISES

     Section 4.01 - Use. Tenant shall use the Demised Premises for the fabrication of steel tube and all related and complimentary activities, and Tenant may not use the Demised Premises for any other purposes.

     Section 4.02 - Compliance with Requirements. Tenant shall at all times conduct its activities on the Demised Premises in full compliance with all Requirements of any or all of the federal, state, city, county and borough governments and rules, regulations, orders and directives of any and all departments, subdivisions, bureaus, agencies or offices thereof, and of any other governmental, public or quasi-public authorities having jurisdiction over the Demised Premises, and the direction of any public officer pursuant to law, whether nor or hereafter in force ("Governmental Authority").

                                    ARTICLE 5
                                   IMPOSITIONS

     Section 5.01 - Impositions. The term "Impositions" shall mean all real estate taxes, assessments, payments in lieu of taxes, water meter and water charges, sewer rentals, excises, levies, license and permit fees, charges for public utilities or other taxes, charges for any easement or agreement maintained for the benefit of the Demised Premises, charges or burdens assessed, imposed or becoming a lien upon or with respect to the use or ownership of the Demised Premises or any other taxable interest therein, or upon the Improvements and other improvements erected thereupon; whether any such Impositions are general or special, ordinary or extraordinary, foreseen or unforeseen and whether same are imposed by a Governmental Authority or any other taxing authority having jurisdiction over the Demised Premises of every character, kind and nature whatsoever, but shall not include income, intangible, franchise, capital stock, estate or inheritance taxes of Landlord (unless the same shall be in lieu of "Impositions" as herein defined by whatever name the tax may be designated).

     Section 5.02 - Payment of Impositions. Tenant shall, during the Term of this Lease, pay and discharge, as Additional Rent, all Impositions not later than thirty (30) days prior to the day any fine, penalty, interest or cost may be added thereto as imposed by law for the non-payment thereof, if such day is used to determine the due date of the respective item; provided, however, that if, by law, any Imposition may at the option of the taxpayer be paid in installments (whether or not interest shall accrue on the unpaid balance of such Imposition), Tenant may exercise the option to pay the same in such installments, provided such installment payments are not prohibited by the terms of any Mortgage (as hereinafter defined) and provided further that the amount of all installments of any such Impositions which are a lien or charge on the Demised Premises during the term of this Lease and which are to become due and payable after the Expiration Date, shall (subject to the terms of any Mortgage or Leasehold Mortgage (as hereinafter defined) which requires an amount equal to such Impositions to be deposited with the holder of such Mortgage or Leasehold Mortgage) be deposited with Landlord for such payment on the date which shall be one (1) year immediately prior to the Expiration Date. Simultaneously with the payment of any of such Impositions directly to the imposing authority, Tenant shall send to Landlord written evidence of such timely payment by Tenant. A copy of the Imposition invoice or demand from the applicable imposing authority shall be sufficient evidence of the amount of the subject Impositions. Tenant shall also pay or cause to be paid, in the same manner as Impositions are paid, any occupancy taxes arising under or in connection with this Lease.

     Section 5.03 - Landlord's Demand. Landlord's failure during the term of this Lease to prepare and deliver any Imposition bill, invoice or demand or Landlord's failure to make a demand for Additional Rent due hereunder shall not in any way waive or cause Landlord to forfeit or surrender its rights to collect any of the foregoing items of Additional Rent which may have become due during the Term of this Lease.

     Section 5.04 - Proration of Impositions. Any Imposition, other than an Imposition which has been converted into installment payments as referred to in
Section 5.02 hereof, relating to a fiscal period of the taxing authority, a part of which period is included within the Term of this Lease and a part of which is included in a period of time after the expiration or termination of the Term of this Lease, shall (whether or not such Imposition shall be assessed, levied, confirmed, imposed upon or in respect of or become a lien upon the Demised Premises, or shall become payable during the Term of this Lease) be apportioned between Landlord and Tenant as of the expiration or termination of the Term of this Lease, so that Tenant shall pay that portion of such Imposition which that part of such fiscal period included in the period of time prior to the expiration or termination of the Term of this Lease bears to such fiscal period, and Landlord shall pay the remainder thereof, provided, however, that Tenant shall not be entitled to receive any apportionment if there be an Event of Default hereunder.

     Section 5.05 - Tenant's Right to Contest. Tenant shall have the right, at Tenant's sole cost and expense, to contest or review all Impositions assessed or levied during the Term by appropriate legal or administrative proceedings, provided that at no time shall the payment of any Imposition be deferred or remain unpaid beyond the due date of such Imposition, nor shall the due date of such Imposition be extended or delayed by reason of or in connection with such contest. Tenant hereby assigns to Landlord all of the rights of Tenant now or hereafter arising to any refund of Impositions to the extent of any Event of Default by Tenant in the payment of Fixed Rent or Additional Rent or any other sums due Landlord at the time of such refund. Landlord shall execute such documents as Tenant may reasonably require to permit Tenant to proceed with any contest or review of Impositions which Tenant is authorized to commence pursuant to this Lease. If any tax refund due Tenant is paid to Landlord, such amount, less Landlord's reasonable attorneys' fees in recovering said amount, as are payable to Tenant pursuant to this Section 5.05 shall be promptly remitted by Landlord to Tenant. If any tax refund due Landlord is paid to Tenant, such amount, less Tenant's reasonable attorneys' fees in recovering said amount, shall be promptly remitted by Tenant to Landlord, such obligation to survive termination or expiration of this Lease.

                                    ARTICLE 6
                 REPAIRS AND MAINTENANCE OF THE DEMISED PREMISES

     Section 6.01 - Maintenance of Demised Premises. Tenant shall, at its sole cost and expense, take good care of the Demised Premises, including without limitation, the roof, structure, exterior and interior walls and finishes, foundations, mechanical, plumbing, electrical and sanitary systems, water and sewage facilities and drains, drywells, cesspools, pipes, fencing, landscaping, paving, curbing, all alleyways, passageways, vaults, ramps, sidewalks adjoining the Demised Premises ("Appurtenances") and shall keep same in good order and condition and make all repairs thereto, ordinary and extraordinary, foreseen and unforeseen as and when needed to keep them in good order and condition. Except as otherwise expressly provided herein, Landlord shall have no responsibility and shall not be required to furnish any services, make any repairs or to perform any other maintenance work in or about the Demised Premises, and Tenant hereby assumes the full and sole responsibility, at its sole cost and expense for same, and for the condition of the Demised Premises, including, but not limited to keeping the Demised Premises and Appurtenances, at its own sole cost and expense, in a clean and orderly condition, free of snow, ice, rubbish and obstructions. Tenant covenants to keep Landlord's interest in the Demised Premises free of liens and other foreclosable impositions arising through Tenant and shall have no obligation with respect to liens arising through Landlord.

     Section 6.02 - Landlord Cure Rights. In the event (a) Tenant fails to maintain the Demised Premises in accordance with Section 6.01 above to Landlord's reasonable satisfaction or (b) repairs to the Demised Premises or Appurtenances are made necessary by reason of the acts, omissions or negligence of Tenant, its agents, directors, shareholders, officers, employees, subtenants, assignees, licensees or invitees, then in any of such event(s), Landlord may give Tenant thirty (30) days notice within which to make such repairs, or if such repairs cannot be made within such thirty (30) day period, to commence such repairs within thirty (30) days and diligently pursue them to completion thereafter. In the event Tenant fails timely to make such repairs as aforesaid, Landlord shall be entitled, but shall not be obligated, to make such repairs at Tenant's expense without incurring any liability to Tenant by reason thereof upon reasonable notice to Tenant. Notwithstanding anything herein to the contrary, if, in Landlord's sole, reasonable discretion, emergency repairs are necessary, Landlord may, if Landlord so elects, to make such repairs at any time without notice to Tenant, at Tenant's expense. All sums expended by Landlord under this Section 6.02 shall be deemed Additional Rent and payable on demand by Landlord.

     Section 6.03 - Shoring. Tenant shall do, or cause others to do, all necessary shoring of foundations, supporting walls and the walls of the Improvements and shall comply with all Requirements with respect thereto and shall do every other act or thing for the safety and preservation of the Demised Premises (including the Improvements and any and all other improvements erected thereon) which may be necessary by reason of any excavation, subsurface construction, remodeling or other building operation upon any adjoining property or street, avenue, alley or passageway.


                                    ARTICLE 7
                              LESSEE'S ALTERATIONS

     Section 7.01 - Alterations. During the Term, Tenant shall have the right to make any alterations or modifications to the roof, structure, exterior walls, foundations, mechanical, plumbing, electrical and sanitary systems, water and sewage facilities and drains, drywells and cesspools of the Demised Premises. All of such alterations or modifications shall be carried out in compliance with all applicable laws, with all customary insurance and completion bonds, and shall become part of the Demised Premises and the installation of additional and replacement equipment. Any alteration which does not become a fixture may be removed by Tenant.

                                    ARTICLE 8
                                    UTILITIES

     Section 8.01 - Utilities. Tenant shall provide, at its own cost and expense, fuel, heat, water, sewer, electricity, telephone and all other utilities or services required in connection with its use of the Demised
Premises. Tenant shall be responsible for all deposits required by the respective utilities for service. Tenant shall comply with all requirements of the utilities supplying said service.

                                    ARTICLE 9
                   REQUIREMENTS OF LAW; ENVIRONMENTAL MATTERS

     Section 9.01 - Compliance with Laws.

     (a) Tenant shall promptly execute and comply with all statutes, ordinances, rules, orders, regulations and requirements (including those which require structural alterations) of and permits issued by the federal, state, county and local government and of any and all their departments and bureaus applicable to the Demised Premises, including, without limitation, those for the correction, prevention or abatement of nuisances or other grievances in, upon, or connected with the Demised Premises during the Term; and shall also promptly comply with and execute all rules, orders and regulations of the Board of Fire Underwriters for the prevention of fires at the Tenant's own cost and expense. In the event Tenant is required to make a structural alteration, which would be required by the presently existing use of the Demised Premises, the same shall be paid for by Landlord.

     (b) Tenant shall operate the Demised Premises in compliance with all applicable laws relating to or referring to human health, safety or the environment ("Environmental Laws") and shall keep and cause the Demised Premises to be kept free of Hazardous Materials (hereafter defined). Without limiting the foregoing, Tenant shall not cause or permit the Demised Premises to be used to generate, manufacture, refine, transport, treat, store, handle, dispose, transfer, produce or process Hazardous Materials, except in compliance with all applicable federal, state and local laws or regulations, nor shall Tenant cause or permit, as a result of any intentional or unintentional act or omission on the part of Tenant or any Tenant Party (as defined below), a release of Hazardous Materials onto the Demised Premises or onto any other property. Tenant shall comply with and ensure compliance by all employees, agents and contractors of Tenant (each, a "Tenant Party") with all applicable federal, state and local laws, ordinances, rules and regulations, whenever and by whomever triggered, and shall obtain and comply with, and ensure that all Tenant Parties obtain and comply with, any and all approvals, registrations or permits required thereunder including, without limitation, air quality and fuel storage permits. Tenant shall (i) conduct and complete all investigations, studies, samplings, and testing, and all remedial removal, and other actions necessary to clean up and remove all Hazardous Materials, on, from, or affecting the Demised Premises (A) in accordance with all applicable federal, state and local laws, ordinances, rules, regulations, and policies, (B) to the satisfaction of Landlord, and (C) in accordance with the orders and directives of all federal, state, and local governmental authorities, and (ii) defend, indemnify, and hold harmless Landlord, its affiliates, trustees, agents, employees, officers, directors, successors and assigns from and against any claims, demands, penalties, fines, liabilities, settlements, damages, costs, or expenses of whatever kind or nature, known or unknown, contingent or otherwise, arising out of, or in any way related to, (A) Environmental Laws, (B) the presence, disposal, release, or threatened release of any Hazardous Materials which are on, from, or affecting the soil, water, vegetation, buildings, personal property, persons, animals, or otherwise; (C) any personal injury (including wrongful death) or property damage (real or personal) arising out of or related to such Hazardous Materials; (D) any lawsuit brought or threatened, settlement reached, or government order relating to such Environmental Laws including, without limitation, those relating to Hazardous Materials; and/or (E) any violation of laws, orders, regulations, requirements, or demands of government authorities, or any policies or requirements of Landlord which are based upon or in any way related to the environment or such Hazardous Materials, including, without limitation, attorney and consultant fees, investigation and laboratory fees, court costs, and litigation expenses. The foregoing indemnity shall survive the expiration or sooner termination of this Lease. In the event this Lease is terminated, or Tenant is dispossessed, Tenant shall deliver the Demised Premises to Landlord free of any and all Hazardous Materials and the conditions of the Demised Premises shall conform with all applicable federal, state and local laws, ordinances, rules or regulations affecting the Demised Premises including, without limitation, Environmental Laws. For purposes of this paragraph, "Hazardous Materials" includes, without limit, any flammable explosives, radioactive materials, hazardous materials, hazardous wastes, hazardous or toxic substances, asbestos, petroleum, petroleum products or derivatives, or related materials defined in the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C. Sections 9601, et seq.), the Hazardous Materials Transportation Act, as amended (49 U.S.C. Sections 1801 et seq.), the Resource Conservation and Recovery Act, as amended (42 U.S.C. Sections 6901, et seq.), and in the regulations adopted and publications promulgated pursuant thereto, and any other federal, state or local environmental law, ordinance, rule, or regulation.

     (c) Tenant shall not cause, consent to, suffer or permit the installation or maintenance of any underground storage tanks upon, under or within the Demised Premises.

     (d) If Tenant receives any notice of (i) the happening of any event involving the presence, spill, release, leak, seepage, discharge or cleanup of any Hazardous Material on, to or from the Demised Premises, or (ii) any complaint, order, citation or notice with regard to air emissions, water discharge or any other environmental, health or safety matter affecting Tenant or the Demised Premises, then Tenant shall promptly notify Landlord in writing of said notice.

     Section 9.02 - Landlord's Responsibility. Landlord represents and covenants that there are no violations of the Environmental Laws on or about the Demised Premises nor are any Hazardous Materials located in under or near the Demised Premises. If there is a breach of this representation and warranty, Landlord shall indemnify and hold harmless Tenant, its officers, directors and shareholders with regard to the same.


                                   ARTICLE 10
                                    INSURANCE

     Section 10.01 - Insurance. Tenant shall, at its sole cost and expense, during the Term of this Lease:

     (a) Keep all Improvements, building fixtures and equipment (other than Tenant's trade fixtures and business equipment) and other property on, in or appurtenant to the Demised Premises, or used in connection with the operation and maintenance of the Demised Premises, and all replacements, alterations and additions of or to the foregoing, insured for the benefit of Tenant (except as otherwise specifically noted), Landlord and for the benefit of the Mortgagee (under a standard West Virginia Mortgage Endorsement) and for the benefit of any other party designated by Landlord who has an insurable interest in the Demised Premises, as their respective interests may appear, against all risk of loss or damage, including loss or damage by fire and other perils included in a so-called "extended coverage endorsement" or "multi-peril endorsement", vandalism and malicious mischief, collapse, lightning, windstorm, hail, explosion, riot, riot attending a strike, civil commotion, aircraft, vehicles, smoke, and water damage and against such other risks as are normally or customarily insured against by owners or operators of similar properties as Landlord may from time-to-time reasonably request, and containing Replacement Cost, Agreed Amount, Demolition and Increased Cost due to Ordinance endorsements. Such coverage shall be in amounts at all times sufficient to prevent Landlord, Tenant or any additional insured from becoming a co-insurer under the terms of the applicable policies, but in any event in amounts not less than the full replacement value of the Improvements (except that the Demolition and Increased Cost due to Ordinance endorsement shall be in the amount of ____ 00/100 ($______) Dollars). Tenant shall cause full replacement value to be determined from time-to-time at the request of Landlord, but not more frequently than once every two (2) years, by an insurance appraisal or other valuation method reasonably acceptable to Landlord. Such policies shall name Landlord, and/or the Mortgagee, and/or any other party having an insurable interest as Landlord may designate, as loss payee(s).

     (b) If a sprinkler system is located in the Demised Premises or any Improvement located thereon, provide sprinkler leakage insurance in amounts reasonably satisfactory to Landlord, and provide and keep in force a sprinkler supervisory, maintenance and alarm service contract.

     (c) Provide boiler and machinery broad form insurance covering fire, damage and explosion in respect of steam and pressure boilers and similar apparatus, if any, located in or upon the Demised Premises in the amount of* _____ ($____) Dollars.

     (d) Provide comprehensive general liability and broad form property damage insurance, written on an occurrence basis, including elevator, escalator, machinery and contractual liability insurance, protecting and indemnifying Landlord, Tenant and others having an insurable interest against any and all claims (including all costs and expenses of defending against same) for personal injury, disease or death and for damage or injury to or destruction of property (including loss of use) occurring on, in or about the Demised Premises, sidewalks, gutters, curbs, vaults or vault spaces appurtenant to the Demised Premises, which insurance shall have a combined single limit of not less than *_______ and 00/100 ($__________) Dollars. The insurance carried pursuant to this Section 10.01(d) shall include coverage for contractual liability, independent contractors' liability and completed operations liability with a personal injury endorsement covering claims arising out of arrest, false imprisonment, libel, slander, wrongful eviction and invasion of privacy.


_____________________
* Customary Rate

     (e) Provide automobile liability insurance covering all vehicles operated or owned by Tenant in connection with the Demised Premises.

     (f) Provide for the benefit of Landlord and any Mortgagee only, business interruption and rent loss insurance in an amount equal to at least the sum of twelve (12) months' Fixed Rent and Additional Rent (including Impositions), plus twelve (12) months' insurance premiums and the estimated amount of annual maintenance costs for the Demised Premises.

     (g) Provide workers' compensation insurance to the extent required by applicable law.

     (h) Provide and keep in force such other insurance covering such risks and in such amounts as may from time-to-time be reasonably required by Landlord or any Mortgagee against any other insurable hazards as are commonly insured against in cases of properties similarly situated.

     Tenant agrees that the limits of insurance required by this Article may be increased at the request of Landlord or any Mortgagee consistent with limits of coverage for properties similarly situated provided, however, that in no event shall the limits of insurance be reduced below the amounts of coverage required at the commencement of the Term of this Lease.

     Section 10.02 - Evidence of Insurance. Tenant shall deliver to Landlord and to any Mortgagee or other party designated by Landlord duly executed certificates of insurance or endorsements and duplicate original insurance policies reflecting Tenant's maintenance of the insurance required under Section
10.01 of this Lease, together with proof of payment of the premiums and shall thereafter furnish to Landlord, at least ten (10) days prior to the expiration of any such policies and any renewal thereof, evidence of renewal or continued coverage together with evidence of the payment of premiums thereon.

     Section 10.03 - Additional Requirements. Landlord, Landlord's managing agent, Landlord's members and any Mortgagee shall be named as additional insureds as their interests may appear in the policies of liability insurance described in Section 10.01, but shall nevertheless be protected against all liability occasioned by an occurrence insured against to the same extent and limits as Tenant is protected and insured under said policies, which policies shall provide primary coverage for Landlord, Landlord's managing agent, Landlord's members and any Mortgagee. In addition, the policies shall, as appropriate, name Landlord and any Mortgagees designated by Landlord as Loss Payee(s) for all losses, claims and insurance proceeds pertaining to, arising out of, or in connection with the Demised Premises.

     Section 10.04 - Payment of Premiums.

     (a) Tenant shall pay all premiums and charges for all of said policies of insurance and, if Tenant shall fail to make any payment when due or carry any such policy, Landlord may but shall not be obligated to, following an uncured Insurance Notice (hereinafter defined), make such payment or procure such insurance coverage (which may be maintained under a blanket policy of insurance maintained by Landlord or any affiliate of Landlord), and the amount paid by Landlord or its affiliate, with interest thereon at the Default Rate, shall be repaid to Landlord by Tenant on demand, and all such amounts so repayable, together with such interest, shall be deemed to constitute Additional Rent hereunder. Payment by Landlord of any such premium, or the carrying by Landlord or its Affiliate of any such policy, shall not be deemed to waive or release the default of Tenant with respect thereto.

     (b) As used herein, the term "Insurance Notice" shall mean a notice with respect to the Tenant's failure to pay any insurance charges or premiums following the giving of which Tenant shall have thirty (30) days to cure such default, provided, however, if the insurance policy or coverage shall lapse by reason of such non-payment, within said thirty (30) day period, Tenant's time to cure shall expire thirty (30) business days prior to the lapse of such insurance policy or coverage.

     Section 10.05 - Waiver of Subrogation. Tenant shall cause each insurance policy carried by Tenant and insuring the Demised Premises and Tenant's leasehold improvements, equipment, furnishings, fixtures and contents against loss, damage, or destruction by fire or other casualty, including business interruption, and other special coverages, to be written in a manner so as to provide that the insurer waives all rights of recovery against Landlord in connection with any loss or damage covered by any such policy, including all rights of subrogation. Landlord shall not be liable to Tenant and Tenant hereby releases Landlord from any such liability for the amount of such loss or damage. If Landlord procures any casualty insurance concurrent with or supplemental to any casualty insurance procured by Tenant pursuant to this Lease, such policy or policies shall provide that the insurer waives all rights of recovery against Tenant in connection with any loss or damage covered by such policy, including all rights of subrogation.

     Section 10.06 - Binding on Subtenants. In the event of any sublease or occupancy by a person other than Tenant of all or a portion of the Demised Premises, irrespective of whether permitted by this Lease or made in violation thereof, all of the covenants and obligations on the part of Tenant set forth in this Article 10 shall bind and be fully applicable to the subtenant or occupant (as if such subtenant or occupant were Tenant hereunder) for the benefit of Tenant and Landlord, but nothing contained herein shall be deemed a consent to such subletting if in contradiction of the terms of this Lease.

     Section 10.07 - Tenant's Supplemental Insurance. The limits of insurance specified in Section 10.01 hereof are the minimum limits of insurance required of Tenant pursuant to this Lease. Nothing contained herein shall prevent Tenant from maintaining separate property insurance in respect of Tenant's personalty, inventory, trade fixtures and business interruption expenses.


                                   ARTICLE 11
                              DAMAGE OR DESTRUCTION

     Section 11.01 - Damage or Destruction to Improvements.

     (a) If any Improvements shall be destroyed or damaged by any cause whatsoever, Tenant shall promptly notify Landlord and shall, at Tenant's sole cost and expense, restore, repair, replace or rebuild the same as nearly as possible to their condition and character immediately prior to the damage or destruction, reasonable wear and tear excepted ("Casualty Restoration").

     (b) Casualty Restoration shall be commenced promptly and prosecuted to completion with reasonable diligence. The net insurance proceeds, if any, payable by reason of such damage or destruction (other than insurance proceeds for the loss of Tenant's personalty and other than insurance proceeds for loss of Rents, Impositions and/or maintenance, irrespective of whether paid to Tenant or Landlord) shall be used for the Casualty Restoration. (c) Notwithstanding the provisions of Sections 11.01(a) and 11.01(b) to the contrary, if the Improvements are substantially damaged or destroyed, then at Tenant's option, to be exercised by notice given within fifteen (15) days following the date of such substantial damage or destruction, this Lease shall be terminated effective as of the date such notice is given, whereupon, Tenant shall be released from its obligation to repair or restore the Demised Premises (except as otherwise specifically set forth in this Section 11.01(c)), any insurance proceeds paid or payable to Tenant related to the physical damage shall be paid to Landlord free of any claim by Tenant, Landlord shall have the exclusive right to adjust and settle any such insurance claim on account of or relating to any such damage or destruction and Tenant shall pay Landlord the amount of any deductible or retention limit under the applicable policy or policies.

     Section  11.02 - No  Abatement of Rent.  Except as  otherwise  set forth in
Section 11.01(c), no destruction of or damage to the Demised Premises, or to any Improvement, furniture, furnishings, fixtures, equipment or other property, shall permit Tenant to surrender this Lease or shall relieve Tenant from its liability to pay the full Fixed Rent or Additional Rent payable under this Lease or from any of its other obligations under this Lease. Tenant waives any rights now or hereafter conferred upon it by statute or otherwise to quit or surrender this Lease or the Demised Premises or to any suspension, abatement or reduction of any rent on account of any such destruction or damage except as set forth in
Section 11.01(c).


                                   ARTICLE 12
                            ASSIGNMENT AND SUBLETTING


     Tenant may assign this Lease or sublet its right of occupancy hereunder providing it remains liable hereunder and further provided the assignee or subtenant assumes in writing the obligations of Tenant hereunder.


                                   ARTICLE 13
                                 INDEMNIFICATION

     Section 13.01 - Indemnity. Tenant shall indemnify, defend, save and hold harmless Landlord and its affiliates, trustees, agents, members, employees, officers, directors, successors and assigns (each, an "Indemnified Party") from and against any and all liability and damages and any and all injury, loss, claim, damage or suit of every kind and nature, including Landlord's reasonable counsel fees and disbursements, to any person, firm, association or corporation or to any property, arising out of or based upon, related to, or in any way connected with, a breach of Tenant's obligations under this Lease, the actions or omissions of Tenant or any Tenant Party or the use or occupancy of the Demised Premises, provided however, Landlord shall first use all reasonable commercial efforts to obtain recourse to the insurance hereunder for the matters set forth herein before proceeding against Tenant.

     Section 13.02 - Notice of Proceedings. An Indemnified Party which becomes entitled to indemnification under this Agreement shall promptly notify Tenant of any claim or proceeding in respect of which it is to be indemnified. Such notice shall be given as soon as reasonably practicable after the Indemnified Party obligated to give such notice becomes aware of such claim or proceeding and shall include a complete copy of all notices, pleadings and other papers related thereto. Failure to give such notice shall not excuse an indemnification obligation except to the extent failure to provide notice adversely affects Tenant's interests.

     Section 13.03 - Conduct of Claim. Tenant shall assume the defense of the claim or proceeding with counsel designated by Tenant; provided, however, that the Indemnified Party shall have the right to participate fully in any claim or proceeding and to retain its own counsel, but the fees and expenses of such counsel will be at its own expense unless (i) Tenant shall have agreed to the retention of such counsel for both Tenant and the Indemnified Party or (ii) the named parties to any action or proceeding include the Tenant and the Indemnified Party and representation of both such parties has been determined in the reasonable and good faith judgment of either party to be inappropriate under applicable standards of professional conduct due to actual or potential conflicting interests between them. In the event the Tenant is defending or prosecuting any claim or proceeding, (a) the Indemnified Party shall not admit any liability with respect to, or settle, compromise or discharge such claim or proceeding without Tenant's prior written consent, and (b) the Indemnified Party will agree to any settlement, compromise or discharge of the suit, action or proceeding which the Tenant may recommend and which by its terms obligates Tenant to pay the full amount of liability in connection with such claim or proceeding; provided, however, that without the Indemnified Party's consent, which consent may not be unreasonably withheld or delayed, Tenant may only consent to the entry of any judgment or enter into any settlement that does not provide for injunctive or other non-monetary relief affecting the Indemnified Party. If Tenant fails to assume the defense of a claim, the indemnification of which is required under this Lease, the Indemnified Party may, at the expense of Tenant, contest, settle, or pay such claim. Except as otherwise expressly set forth herein, Tenant shall not compromise or settle a claim hereunder without the prior written consent of the Indemnified Party

                                   ARTICLE 14
                                  CONDEMNATION

     Section 14.01 - Condemnation/Notice. If Landlord receives written notice of a Taking (hereinafter defined) or a proposed Taking, Landlord shall promptly notify Tenant thereof, but no such notice of intention shall confer any rights upon Tenant under this Article, all of which rights shall come into effect only upon the vesting of title in the Taking authority. As used herein, a "Taking" shall mean the appropriation, condemnation or taking of all or any portion of the Demised Premises by any governmental or public authority for public or quasi-public use under any right of eminent domain, condemnation or other law, or the giving of a deed in lieu thereof.

     Section 14.02 - Material Taking.

     (a) In the event of a Taking of the entire Demised Premises, this Lease shall automatically cease and terminate upon the date that possession of the entire Premises is taken by or given to the Taking authority and all Fixed Rent and Additional Rent shall be paid up to that date. In the event of a Taking of more than an "Immaterial Area" (as hereinafter defined) but not of the entire Demised Premises, this Lease shall, at the option of Tenant, to be exercised only by giving notice of termination to Landlord no later than fifteen (15) days following the date on which the portion of the Demised Premises is Taken by or given to the Taking authority, cease and terminate on the later of (i) the date on which Tenant's notice is given, or (ii) the date on which the portion of the Demised Premises is Taken by or given to the Taking authority, and all Fixed Rent, Additional Rent and all other sums due Landlord by Tenant shall be paid up to the date of such termination. Tenant's failure to give notice within the time period required herein shall be deemed an irrevocable waiver of Tenant's right to terminate this Lease under this Section 14.02(a).

     (b) If this Lease is terminated in accordance with Section 14.02(a), Tenant shall be entitled to receive from Landlord a portion of the net Proceeds (hereinafter defined) of such Taking in accordance with Section 14.02(e). If this Lease is not terminated in accordance with Section 14.02(a), or if the Taking is of an Immaterial Area, then this Lease shall continue in full force and effect as to the portion of the Demised Premises not Taken, and Tenant shall be entitled to a reduction in the Fixed Rent in accordance with Section 14.03.

     (c) As used herein, the term "Immaterial Area" shall mean up to ten percent (10%) of the floor area of the improvements to the Demised Premises.

     (d) In the event of a Taking, Landlord and any Mortgagee designated by Landlord shall have the exclusive right to file any claim or to commence any action or proceeding to collect any Proceeds payable out of or in connection with such Taking, except for any separate award to which Tenant may be entitled pursuant to Section 14.05, and Tenant and everyone claiming by, under or through Tenant waives all right to assert any claim against Landlord or the Taking authority in such proceeding. The term "Proceeds" shall mean any award, settlement, compensation or proceeds payable by reason of or in connection with any Taking, including the value of the interests of Landlord and Tenant in the Demised Premises and this Lease, any Improvements made by Tenant and Landlord respectively, the value of all awards for severance and indirect damage, and the right to receive any advance payment or interest thereon. Tenant shall, at Tenant's own cost and expense, cooperate with Landlord and take all actions and execute all documents reasonably required by Landlord or required by the Taking authority to collect such Proceeds, and if Tenant shall fail or refuse to take any act and execute any document which is reasonably required by Landlord or required by the Taking authority to collect such Proceeds (or any part thereof), then Tenant shall be responsible to Landlord for the sum of all Proceeds, including interest at the Default Rate, which sums shall be Additional Rent under this Lease and which Landlord may offset from any share of such Proceeds to which Tenant may be entitled pursuant to Sections 14.02, 14.03 and 14.04.

     (e) In the event of a Taking (other than a Taking of an Immaterial Area), and a termination of this Lease, all Proceeds shall be paid to Landlord who shall within forty-five (45) days thereafter (or within thirty (30) days following any final determination in any arbitration proceeding pursuant to
Section 14.07 hereof, as hereinafter set forth) disburse the net Proceeds of such Taking to Landlord and Tenant in proportion to their interests in the Demised Premises, as follows:

     (i) to the Landlord for the value of the Landlord's interest in the Demised Premises, giving consideration to the terms of this Lease as though there had been no Taking, including Landlord's reversionary interest, and any consequential damages, including severance damages, out of which Landlord shall pay any sums due any Mortgagee; and

     (ii) provided that no uncured Event of Default has occurred which is then continuing and provided further that there are at least five (5) years remaining in the Term on the date on which possession of the Demised Premises is Taken by or given to the Taking authority (including for this purpose the period remaining in all Renewal Options exercisable by Tenant pursuant to Article 2), to Tenant for the value of Tenant's leasehold estate, giving consideration to the terms of this Lease, as though there had been no Taking. Ay dispute between Landlord and Tenant concerning the pro rata portions of Proceeds payable to Landlord and Tenant in accordance with clauses (i) and (ii) above shall be promptly submitted to binding arbitration in accordance with Section 14.07 hereof.

     Section 14.03 - Immaterial Taking.

     (a) If a Taking involves an Immaterial Area, this Lease shall terminate as to the area so Taken from and after the vesting of title in such Taking and shall continue as to the remainder of the Demised Premises provided, however, from and after the date on which possession of the portion of the Demised Premises is Taken, the Tenant shall proceed diligently and in good faith to close in and restore the Improvements. The Fixed Rent shall be reduced as of the vesting date proportionally to account for the area of the Demised Premises so taken.

     (b) Landlord shall be entitled to receive all Proceeds and Tenant shall have no part thereof or claim thereto nor shall Tenant have any claim for the value of the portion of the leasehold estate so Taken. Landlord shall pay all fees, costs and expenses of every character and kind of Landlord incurred in connection with such Taking and obtaining the Proceeds therefor, and in connection with such restoration.

     Section 14.04 - Temporary Taking. If possession of all or any portion of the Demised Premises shall be Taken for occupancy for a limited period (a "Temporary Taking"), this Lease shall continue in full force and effect and Tenant shall continue to pay in full the Fixed Rent, Additional Rent and other charges herein reserved without reduction or abatement. Landlord shall receive out of the Proceeds of such Temporary Taking (and Tenant shall be credited with) an amount equal to the total of the Fixed Rent, Additional Rent and other charges due to Landlord or to be paid by Tenant under the terms of this Lease for the period of such Temporary Taking (less any amounts theretofore paid by Tenant to Landlord) and the balance thereof shall be divided equally between Landlord and Tenant.

     Section 14.05 - Tenant's Additional Claim. In any condemnation proceeding, Tenant may submit a separate claim against the Taking authority for the value of Tenant's trade fixtures, the cost of removal or relocation, goodwill, inventory, equipment and going concern values if such separate claims are allowable as such and do not reduce the amount of Proceeds otherwise payable to Landlord.

     Section 14.06 - Costs of Taking. Landlord and Tenant shall be solely responsible for their respective legal, appraisal, engineering and other fees, costs and expenses arising out of or in connection with any claim allocable or attributable to any item which each is permitted to separately claim under this
Article 14, provided, however, that the Landlord's legal, appraisal, engineering and other fees and expenses incurred in connection with the collection of any Proceeds pursuant to Section 14.02 shall be allocated and paid by Landlord and Tenant in proportion to the amount of Proceeds disbursed to Landlord and Tenant respectively.


                                   ARTICLE 15
                         RIGHT TO INSPECT; POSTING SIGNS

     Section 15.01 - Right to Inspect. Tenant shall permit Landlord or Landlord's agents to enter the Demised Premises at all reasonable hours for the purpose of (i) inspecting the same; (ii) confirming that Tenant is complying with terms of this Lease; (iii) making repairs which Tenant neglects or refuses to make; (iv) exhibiting the Demised Premises to prospective mortgagees; (v) exhibiting the Demised Premises to brokers and prospective purchasers; and (vi) during the eighteen (18) months preceding the expiration of this Lease, including any extension of the Term, exhibiting the Demised Premises to brokers and prospective purchasers and lessees (it being understood that Landlord shall have no obligation to do any of the foregoing acts); provided, in each and every case, Landlord shall use commercially reasonable efforts not to unreasonably interfere with the conduct of Tenant's business at the Demised Premises. In the event of an emergency, if admission to the Demised Premises for the aforesaid purposes cannot be obtained, Landlord's agents may enter the Demised Premises with reasonable force without rendering Landlord or its agents liable to Tenant for damages by reason thereof.


                                   ARTICLE 16
                               DEFAULT PROVISIONS

     Section 16.01 - Events of Default. If any one or more of the following events (in this Lease sometimes called "Events of Default") shall happen:

     (a) if default shall be made in the due and punctual payment of any Fixed Rent or Additional Rent payable under this Lease or any part thereof when and as the same shall become due and payable, and such default shall continue for a period of fifteen (15) days after notice thereof after the due date therefor;

     (b) if default shall be made by Tenant in keeping, observing or performing any of the terms, covenants, agreements, provisions, conditions or limitations contained in this Lease on Tenant's part to be kept, observed or performed, other than those referred to in the foregoing subdivision (A) of this Section, which do not expose the Landlord to criminal liability, and such default shall continue for a period of sixty (60) days after written notice thereof from Landlord to Tenant, or in the case of such a default or a contingency which cannot with due diligence and in good faith be cured within sixty (60) days, and Tenant fails to proceed promptly and with due diligence and in good faith to cure the same and thereafter to prosecute the curing of such default with due diligence and in good faith (it being intended that in connection with a default which does not expose Landlord to criminal liability, and is not susceptible of being cured with due diligence and in good faith within sixty (60) days, that the time of the Tenant within which to cure the same shall be extended for such a period as may be necessary for the curing thereof promptly with due diligence and in good faith);

     (c) if Tenant shall file a voluntary petition in bankruptcy and shall be adjudicated a bankrupt or insolvent, or shall file any petition or answer seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under the present or any future federal bankruptcy act or any other present or future applicable federal, state or other statute or law, or shall seek or consent to or acquiesce in the appointment of any trustee, receiver or liquidator of Tenant or of all or any substantial part of its properties or of the Demised Premises or of Tenant's interest therein; or

     (d) if within ninety (90) days after the commencement of any proceeding against Tenant seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under the present or any future federal bankruptcy act or any other present or future applicable federal, state or other statute or law, such proceeding shall not have been dismissed or if, within ninety (90) days after the appointment, without the consent or acquiescence of Tenant, of any trustee, receiver or liquidator of Tenant or of all or any substantial part of its properties or of the Demised Premises or of Tenant's interest therein, such appointment shall not have been vacated or stayed on appeal or otherwise, or if, within forty-five (45) days after the expiration of any such stay, such appointment shall not have been vacated;


then and in any such event Landlord at any time thereafter during the continuance of any such Event of Default may give written notice to Tenant and to any Leasehold Mortgagee entitled to such notice, specifying such Event of Default or Events of Default and stating that this Lease and the term hereby demised shall expire and terminate on the date specified in such notice, which shall be at least thirty (30) days after the giving of such notice, and upon the date specified in such notice, subject to the provisions of Section 16.03, this Lease and the term hereby demised and all rights of Tenant under this Lease, including all rights of renewal whether exercised or not, shall expire and terminate, as if the date specified in such notice were the day herein definitely fixed for the end and expiration of this Lease and the term thereof.

     Section 16.02 - Bankruptcy. Any such proceeding or action involving bankruptcy, insolvency, reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under the present or any future federal bankruptcy act or any other present or future applicable federal, state or other statute or law, above set forth in subdivisions (c) and (d) of Section
16.01 of this Article, shall be grounds for the termination of this Lease pursuant to the terms, covenants, agreements, provisions, conditions and limitations of this Article 16, only when such proceeding, action or remedy shall be taken or brought by or against Tenant or any assignee of this Lease, while such Tenant or such assignee is the owner of this Lease.

     Section 16.03 - Termination of Lease. Upon any expiration or termination of this Lease, Tenant shall quit and peacefully surrender the Demised Premises to Landlord, and Landlord, upon or at any time after any such expiration or termination, may without further notice, enter upon and reenter the Demised Premises and possess and repossess itself thereof, by force, summary proceedings, ejectment or otherwise, and may dispossess Tenant and remove Tenant and all other persons and property from the Demised Premises and may have, hold and enjoy the Demised Premises and the right to receive all rental and other income of and from the same.

     Section 16.04 - Reletting of Demised Premises. At any time or from time to time after any such expiration or termination, Landlord shall use commercially reasonable efforts to relet the Demised Premises or any part thereof, in the name of Landlord or otherwise, for such term or terms (which may be greater or less than the period which would otherwise have constituted the balance of the Term of this Lease) and on such conditions (which may include concessions or free rent) as Landlord may reasonably determine and may collect and receive the rents therefor.

     Section 16.05 - Damages. No such expiration or termination of the Lease shall relieve Tenant of its liabilities and obligations under this Lease, and such liabilities and obligations shall survive any such expiration or termination. In the event of any such expiration or termination, whether or not the Demised Premises or any part thereof shall have been relet, Tenant shall pay to Landlord a sum equal to the Fixed Rent and the Additional Rent required to be paid by Tenant up to the time of such expiration or termination of this Lease, and thereafter Tenant, until the end of what would have been the Term of this Lease in the absence of such expiration or termination, shall be liable to Landlord for, and shall pay to Landlord, as and for liquidated and agreed current damages for Tenant's default,

     (a) the equivalent of the amount of the Fixed Rent and the Additional Rent which would be payable under this Lease by Tenant if this Lease were still in effect, less

     (b) the net proceeds of any reletting effected pursuant to the provisions of Section 16.05 hereof, after deducting all Landlord's expenses in connection with such reletting, including, without limitation, all repossession costs, brokerage commissions, legal expenses, reasonable attorneys' fees, alteration costs, and expenses of preparation for such reletting.

     Tenant shall pay such current damages (herein called "deficiency") to Landlord monthly on the days on which the Fixed Rent would have been payable under this Lease if this Lease were still in effect, and Landlord shall be entitled to recover from Tenant each monthly deficiency as the same shall arise.


                                   ARTICLE 17
                                 ATTORNEYS' FEES

     Section 17.01 - Attorneys' Fees. If at any time there shall occur an Event of Default hereunder, and if Landlord shall institute an action or summary proceedings against Tenant based upon such Event of Default, then Tenant shall reimburse Landlord for the expenses of reasonable attorneys' fees and disbursements incurred by Landlord. The amount of such expenses shall be deemed to be "Additional Rent" hereunder and shall be due from Tenant on demand from Landlord.


                                   ARTICLE 18
                                    NO WAIVER

     Section 18.01 - No Waiver. No act or thing done by Landlord or Landlord's agents during the Term hereby demised shall be deemed an acceptance of a surrender of the Demised Premises, and no agreement to accept such surrender shall be valid unless in writing signed by Landlord. The failure of Landlord to seek redress for violation of, or to insist upon the strict performance of, any covenant or condition of this Lease shall not prevent a subsequent act, which would have originally constituted a violation, from having all the force and effect of an original violation. The receipt by Landlord of Fixed Rent or Additional Rent with knowledge of the breach of any covenant of this Lease shall not be deemed a waiver of such breach. No provision of this Lease shall be deemed to have been waived by Landlord unless such waiver be in writing signed by Landlord.


                                   ARTICLE 19
                                   END OF TERM

     Section 19.01 - Surrender of Demised Premises.

     (a) Tenant shall, at the expiration or sooner termination of the Term, quit and surrender to Landlord the Demised Premises, broom clean and in good condition and repair, reasonable wear and tear and casualty excepted. Tenant shall surrender all keys for the Demised Premises to Landlord at Landlord's office, and shall inform Landlord of all combinations of locks, safes, vaults, alarms and other encoded devices or facilities if any, located in the Demised Premises. If the last day of the Term shall fall on a Saturday, Sunday or legal holiday, the Term of this Lease shall expire on the business day immediately preceding such date.

     (b) All personal property, furniture, furnishings and trade fixtures furnished by or at the expense of Tenant, other than those affixed to the Demised Premises so that they cannot be removed without substantial damage, shall remain the property of Tenant and may be removed by Tenant from time-to-time prior to the expiration of the Term. Tenant shall notify Landlord in writing not less than sixty (60) days prior to the expiration of the Term specifying any such items of property which Tenant does not wish to remove. If, within thirty (30) days after the service of such notice, Landlord shall request Tenant to remove any of said items, Tenant shall, at Tenant's expense, remove said items prior to the expiration of the Term.

     (c) In any case where Tenant removes any property or Alterations in accordance with Sections 19.01(a) and 19.01(b), or otherwise, Tenant shall repair all structural damage caused by said removal and shall restore the Demised Premises to good condition at Tenant's expense, and if Tenant fails to do so, Landlord may do so at Tenant's cost and Tenant shall reimburse Landlord therefor upon demand.

     (d) Upon failure of Tenant to remove any property in accordance with Sections 19.01(a) and 19.01(b) above, or upon failure of Tenant to notify Landlord of any property it does not wish to remove from the Demised Premises in accordance with Section 19.01(a), then, as to such property, upon termination of this Lease, Landlord may, at Tenant's expense: (i) remove all such property which Landlord may require Tenant to remove pursuant to Sections 19.01(a) and 19.01(b), (ii) cause the same to be placed in storage, and (iii) repair any damage caused by said removal. Tenant shall, upon demand, reimburse Landlord for all of the aforesaid expenses.

     (e) Notwithstanding anything to the contrary contained in this Section 19.01, any items of property or Alterations not removed by Tenant may, at the election of Landlord, be deemed to have been abandoned by Tenant, and Landlord may retain and dispose of said items without any liability to Tenant and without accounting to Tenant for the proceeds thereof.

     Section 19.02 - Ownership of Improvements. Upon the termination of this Lease, whether by expiration of the Term or by reason of default on the part of Tenant, or for any other reason whatsoever, all Improvements then located on the Premises including all affixed lighting fixtures, heating, ventilating and air conditioning equipment, pipes, ducts, conduits, wiring, paneling, partitions, railings, mezzanine floors, galleries and the like, shall remain upon and be surrendered with the Demised Premises as a part thereof and shall then merge with the freehold estate and become the property of Landlord as a part of the realty, free and clear of any liens, encumbrances or burdens placed upon Tenant's leasehold estate.

     Section 19.03 - Holdover.

     (a) If the Demised Premises shall not be surrendered as and when aforesaid and in the condition required hereunder, Tenant shall pay to Landlord as use and occupancy for each month or fraction thereof during which Tenant continues to occupy the Demised Premises from and after the Expiration Date (the "Continued Occupancy Period"), an amount of money (the "Occupancy Payment") equal to one hundred twenty five (125%) percent of one-twelfth (1/12th) of the aggregate Fixed Rent and Additional Rent paid or payable by Tenant during the twelve (12) months immediately preceding such holding over. Tenant shall make the Occupancy Payment, without notice or previous demand therefor, on the first day of each and every month during the Continued Occupancy Period.

     (b) The receipt and acceptance by Landlord of the Occupancy Payment shall not be deemed a waiver or acceptance by Landlord of Tenant's breach of Tenant's covenants and agreements under this Article 19, or a waiver by Landlord of Landlord's right to institute any summary holdover proceedings against Tenant, or a waiver by Landlord of Landlord's rights to enforce any of Landlord's rights or pursue any of Landlord's remedies against Tenant in such event other than the payment of Fixed Rent as provided for in this Lease or under law.


                                   ARTICLE 20
                                     BROKER

     Section 20.01 - Broker. Tenant represents and warrants that this Lease was not brought about by any broker and all negotiations with respect to this Lease were conducted exclusively between Landlord and Tenant. Tenant agrees that if any claim is made for commissions by any broker, by, through or on account of any acts of Tenant, Tenant shall indemnify, protect, defend and hold Landlord free and harmless from any and all liability, damage, cost and expense in connection therewith, including Landlord's reasonable attorneys' fees and disbursements. The provisions of this Article shall survive the expiration or sooner termination of this Lease.


                                   ARTICLE 21
                                 QUIET ENJOYMENT

     Section 21.01 - Quiet Enjoyment. Landlord covenants that if and so long as Tenant pays the Rent and Additional Rent and other charges reserved by this Lease, and performs all the terms, covenants and conditions of this Lease on the part of Tenant to be performed, Tenant shall quietly enjoy the Demised Premises subject, however, to the terms of this Lease.


                                   ARTICLE 22
                             BINDING EFFECT OF LEASE

     Section 22.01 - Binding Effect of Lease. The covenants, agreements and obligations contained in this Lease shall, except as herein otherwise provided, extend to, bind and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Each covenant, agreement, obligation or other provision herein contained shall be deemed and construed as a separate and independent covenant of the party bound by, undertaking or making the same, not dependent on any other provision of this Lease unless otherwise expressly provided.


                                   ARTICLE 23
                                     NOTICES

     Section 23.01 - Notice. All notices to be given hereunder shall be in writing and given by hand delivery, by certified or registered mail, or by recognized overnight courier (e.g. Fed Ex) addressed to either of the parties at the address hereinabove given or at any other subsequent mailing address they may indicate by written notice. Any notice given hereunder by mail shall be deemed delivered upon receipt or rejection of delivery by the addressee. Any notice to be delivered to Landlord hereunder should be directed to the attention of ___________________, address of Landlord. Any notice to be delivered to Tenant hereunder should be directed to the attention of ___________________, address of Tenant. In addition, copies of default notices to shall be delivered to _______________ counsel: Ruskin Moscou Faltischek, P.C., 1425 Reckson Plaza, East Tower, 15th Floor, Uniondale, New York 11556-0190, Attn: Stuart M. Sieger, Esq.


                                   ARTICLE 24
                                  FEE MORTGAGES

     Section 24.01 - Landlord's Right to Mortgage. Nothing herein contained shall limit Landlord's right to place any mortgage on the interest of Landlord in the Demised Premises including, without limitation, any modifications, consolidations, extensions, renewals and replacements thereof ("Mortgage(s)").

     Section 24.02 - Priority of Lease. This Lease and all rights of Tenant hereunder are and shall have priority over, and shall be senior and superior to, the lien of any Mortgage(s) now or hereafter made by Landlord and affecting the Land and/or the Improvements, whether or not such Mortgage shall also cover other lands and/or buildings, and to each and every advance now or hereafter to be made under such Mortgage, and to all modifications, spreaders and consolidations of such Mortgage(s).


                                   ARTICLE 25
                              ESTOPPEL CERTIFICATES

     Section 25.01 - Tenant's Estoppel Certificate. Tenant shall, upon not less than fifteen (15) days' prior written request from Landlord, execute and deliver to Landlord a statement certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as so modified) and stating whether there are any defaults under this Lease of which Tenant has actual knowledge and specifying such defaults, if any, and stating such other factual information which Landlord reasonably requests.

     Section 25.02 - Landlord's Estoppel Certificate. Landlord shall, upon not less than fifteen (15) days' prior written request from Tenant, execute and deliver to Tenant a statement certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as so modified) and stating whether there are any defaults under this Lease of which Landlord has actual knowledge and specifying such defaults, if any, and stating such other factual information which Tenant reasonably requests.


                                   ARTICLE 26
                                 REPRESENTATIONS

     Section 26.01 - Tenant's Representations. Tenant represents and warrants that:

     (a) Tenant is a corporation duly organized, validly existing and in good standing under the laws of the State of Michigan and has all requisite power and authority to own and operate its properties, to carry on its business as now conducted and to execute, deliver and perform this Lease. The Lease has been duly authorized by all necessary action on the part of the Tenant.

     (b) The execution, delivery and performance of the Lease and the consummation of the transactions contemplated hereby will not result in violation of or be in conflict with or constitute a default under any term or provision of the Certificate of Incorporation or By-Laws of the Tenant or under any term or condition of any contract, agreement, lease or instrument to which Tenant is a party or by which Tenant is bound or any term of any judgment, decree, statute, rule, regulation, ordinance, franchise, certificate, permit or the like applicable to the Tenant.

     (c) There is no action, suit, proceeding or investigation pending or threatened or any basis therefor known to Tenant which would question the validity of any of the foregoing representations or the validity of this Lease.

     (d) The roof, walls and foundation of the Demised Premises are sound, and the electrical, plumbing, heating and cooling systems are in working order.

     The foregoing representations and warranties shall be deemed made as of the Commencement Date.

     Section  26.02  -  Landlord's  Representations.   Landlord  represents  and
warrants that:

     (a) Landlord is a ______________________ duly organized, validly existing and in good standing under the laws of the State of __________________ and has all requisite power and authority to own and operate properties, to carry on its business as now conducted, and to execute, deliver and perform this Lease. The Lease has been duly authorized by all necessary action on the part of the Landlord.

     (b) The execution, delivery and performance of the Lease and the consummation of the transactions contemplated hereby and thereby will not result in violation of or be in conflict with or constitute a default under any term or provision of the Articles of Organization or Operating Agreement of the Landlord or any term of any judgment, decree, statute, rule, regulation, ordinance, franchise, certificate, permit or the like applicable to the Landlord.

     (c) There is no action, suit, proceeding or investigation pending or threatened or any basis therefor known to Landlord which would question the validity of any of the foregoing representations or the validity of this Lease.

     The foregoing representations and warranties shall be deemed made as of the Commencement Date.


                                   ARTICLE 27
                                  MISCELLANEOUS

     Section 27.01 - No Waiver. Except as otherwise expressly provided in this Lease, the failure of Landlord to enforce its rights for violation of, or to insist upon the strict performance of any covenant, agreement, term, provision or condition of this Lease, or any of the rules and regulations, shall not constitute a waiver thereof, and Landlord shall have all remedies provided herein and by applicable law with respect to any subsequent act which would have originally constituted a violation. The receipt by Landlord or the payment by Tenant, as the case may be, of rent with knowledge of the breach of any covenant, agreement, term, provision or condition of this Lease shall not be deemed a waiver of such breach. Except as otherwise expressly provided in this Lease, no provision of this Lease shall be deemed to have been waived by Landlord unless such waiver be in a writing signed by the party against whom enforcement shall be enforced. The remedies provided in this Lease shall be cumulative and shall not in any way abridge, modify or preclude any other rights or remedies to which Landlord may be entitled under this Lease, at law or in equity.

     Section 27.02 - Counterparts. This Lease may be executed in multiple counterparts, each of which shall be an original, and all of which shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties have executed this Agreement of Lease as of the day and year first above written.

                             _________________________, Landlord


                             By:
                                 --------------------------------------------
                                 Name:
                                      ---------------------------------------
                                 Title:
                                      ---------------------------------------


                            J&J ACQUISITION CORP., Tenant


                             By:
                                 --------------------------------------------
                                 Name:
                                      ---------------------------------------
                                 Title:
                                      ---------------------------------------

STATE OF KENTUCKY                   )
                                    ) ss.:
COUNTY OF                           )

On the ___ day of ______________, in the year 2006, before me, the undersigned, a Notary Public in and for said State, personally appeared _______________________, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her their capacity(ies), and that by his her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.


                               --------------------------------------------
                               Signature and office of individual
                               taking acknowledgment




STATE OF KENTUCKY                   )
                                    ) ss.:
COUNTY OF                           )

On the ___ day of ______________, in the year 2006, before me, the undersigned, a Notary Public in and for said State, personally appeared _______________________, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her their capacity(ies), and that by his her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.


                               --------------------------------------------
                               Signature and office of individual
                               taking acknowledgment

                                   SCHEDULE A

                             Description of the Land

                                    EXHIBIT B

$500,000                                                     ___________, 2006


                                 NON-NEGOTIABLE
                                 PROMISSORY NOTE


     FOR VALUE RECEIVED, J&J ACQUISITION CORP. ("Maker") hereby promises to pay to J&J TUBE INC., a ______________ corporation with offices at 266 Decatur Road, Dunnville, Kentucky 42528 ("Payee"), the sum of Five Hundred Thousand ($500,000) Dollars (the "Principal Amount") together with interest thereon, in installments (the "Installments") consisting of interest only, commencing ________________, 2006 (the "Commencement Date") and continuing on the same day of each month thereafter until the sixtieth (60th) and final balloon payment, to be made five years from the Commencement Date, consisting of all remaining interest and the principal amount hereof, all as more fully set forth in the annexed Schedule A and subject to the provisions below. This Note shall bear interest at a rate of __________ (__%) percent per annum.

     This Note may be prepaid at any time in whole or, from time to time, in part, in each case without premium or penalty. All payments by Maker on account of principal or interest hereunder shall be made in lawful money of the United States of America, in immediately available funds at the address of Payee set forth above, or such other place as Payee shall designate and shall be applied first to interest, then to principal. To the extent that any prepayment occurs, each subsequent payment shall be reduced proportionately so that such subsequent payments are equal in amount.

     Each of the following shall be an "Event of Default" under this Note:

     (a) Maker shall fail to pay any Installment when due and such failure shall continue for a period of twenty (20) days following written notice to Maker; or

     (b) Maker shall be adjudicated as bankrupt or insolvent, or admit in writing its inability to pay Marker debts as they mature, or make an assignment for the benefit of creditors; or Maker shall apply for or consent to the appointment of a receiver, trustee, or similar officer for them or for all or any substantial part of their property and such application is not dismissed or discontinued within ninety (90) days; or such receiver, trustee or similar officer shall be appointed without the application or consent of Maker, and such appointment shall continue undischarged for a period of ninety (90) days; or Maker shall institute (by petition, application, answer, consent or otherwise) any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, dissolution, liquidation or similar proceeding relating to her under the laws of any jurisdiction; or any such proceeding shall be instituted (by petition, application or otherwise) against such Maker and shall remain undismissed for a period of ninety (90) days.

     Following the occurrence of an Event of Default which remains uncured for a period of at least twenty (20) days, the entire unpaid principal amount of this Note and all interest accrued and unpaid hereon shall become and be immediately due and payable.

     No failure on the part of Payee to exercise, and no delay in exercising any right hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise by Payee of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

     This Note shall be construed in accordance with the laws of the State of Kentucky.

     This Note shall be binding upon Maker and its successors and assigns, and the terms hereof shall inure to the benefit of Payee and its successors and assigns.

     This Note is not negotiable and may not be transferred or assigned except upon the prior written consent of Maker.

     IN WITNESS WHEREOF, the undersigned has executed this Note the date first written above.

                             J&J ACQUISITION CORP.


                             By:
                                 --------------------------------------------
                                 Name:
                                      ---------------------------------------
                                 Title:
                                      ---------------------------------------

                                   SCHEDULE A

See Attached.

                                    EXHIBIT C

$500,000                                                      __________, 2006

                                 NON-NEGOTIABLE
                                 PROMISSORY NOTE


     FOR VALUE RECEIVED, J&J ACQUISITION CORP., a Michigan corporation with principal offices at 2420 Wills Street, Marysville, Michigan 48040 ("Maker") hereby promises to pay to J&J TUBE, INC., a ______________ corporation with offices at 266 Decatur Road, Dunnville, Kentucky 42528 ("Payee"), the sum of Five Hundred Thousand ($500,000) Dollars (the "Principal Amount") together with interest thereon, in monthly installments (the "Installments"), as set forth on Schedule A hereto. The Installments shall commence _________________, 2006 (the "Commencement Date") and, subject to the provisions below, shall continue on the same day of each monthly interval thereafter until the sixtieth (60th) and final payment is made, consisting of all remaining interest and principal and subject to the provisions below. This Note shall bear interest at a rate of _______ (___%) percent per annum.

     This Note may be prepaid at any time in whole or, from time to time, in part, in each case without premium or penalty. All payments by Maker on account of principal or interest hereunder shall be made in lawful money of the United States of America, in immediately available funds at the address of Payee set forth above, or such other place as Payee shall designate and shall be applied first to interest, then to principal. To the extent that any prepayment occurs, each subsequent payment shall be reduced proportionately so that such subsequent payments are equal in amount.

     Each of the following shall be an "Event of Default" under this Note:

     (a) Maker shall fail to pay any Installment when due and such failure shall continue for a period of twenty (20) days following written notice to Maker; and

     (b) Maker shall be adjudicated as bankrupt or insolvent, or admit in writing its inability to pay Marker debts as they mature, or make an assignment for the benefit of creditors; or Maker shall apply for or consent to the appointment of a receiver, trustee, or similar officer for it or for all or any substantial part of its property and such application is not dismissed or discontinued within ninety (90) days; or such receiver, trustee or similar officer shall be appointed without the application or consent of Maker, and such appointment shall continue undischarged for a period of ninety (90) days; or Maker shall institute (by petition, application, answer, consent or otherwise) any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, dissolution, liquidation or similar proceeding relating to it under the laws of any jurisdiction; or any such proceeding shall be instituted (by petition, application or otherwise) against such Maker and shall remain undismissed for a period of ninety (90) days.

     Following the occurrence of an Event of Default which remains uncured for a period of at least twenty (20) days, the entire unpaid principal amount of this Note and all interest accrued and unpaid hereon shall become and be immediately due and payable.

     No failure on the part of Payee to exercise, and no delay in exercising any right hereunder, shall operate as a waiver thereof, nor shall any single or partial exercise by Payee of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

     This Note shall be construed in accordance with the laws of the State of Kentucky.

     This Note shall be binding upon Maker and its successors and assigns, and the terms hereof shall inure to the benefit of each Payee and its successors and assigns.

     This Note is not negotiable and may not be transferred or assigned except upon the prior written consent of Maker.

     IN WITNESS WHEREOF, the undersigned has executed this Note the date first written above.


                             J&J ACQUISITION CORP.


                             By:
                                 --------------------------------------------
                                 Name:
                                      ---------------------------------------
                                 Title:
                                      ---------------------------------------

                                   SCHEDULE A

See Attached.